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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 28, 2009

To Our Shareholders:

        You are cordially invited to attend Target Corporation's 2009 Annual Meeting of Shareholders. The Annual Meeting will be held at 1:00 p.m., Central Daylight Time, on Thursday, May 28, 2009 at the Target Store located at 1250 West Sunset Drive, Waukesha, Wisconsin. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        At this year's Annual Meeting, you will be asked to determine that the number of directors constituting our Board of Directors shall be 12, to elect the Class III directors to our Board of Directors for three-year terms, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, to approve the performance measures available under the Target Corporation Long-Term Incentive Plan, and to act on the shareholder proposal in the Proxy Statement, if presented at the Annual Meeting.

        We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. We urge you to read the proxy statement carefully, and to use the WHITE proxy card to vote for the Board of Director's nominees by telephone or Internet, or by signing, dating, and returning the enclosed WHITE proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. Instructions are provided on the WHITE proxy card.

        You should know that Pershing Square Capital Management, L.P. and certain affiliated entities, a group of hedge funds led by William Ackman that own Target shares and derivative securities ("Pershing Square"), have stated their intention to propose five alternative director nominees for election at the Annual Meeting in opposition to the Board's recommended nominees.

        We strongly urge you to vote for the nominees proposed by the Board by using the enclosed WHITE proxy card and not to return any proxy card sent to you by Pershing Square. If you vote using a gold proxy card sent to you by Pershing Square, you can subsequently revoke it by using the WHITE proxy card to vote by telephone or Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

        Thank you for your continued support. If you have any questions, please contact MacKenzie Partners, Inc. or Georgeson, which are assisting us in connection with this year's Annual Meeting, at 800-322-2885 or at 866-295-8105.

Sincerely,

Gregg Steinhafel
Chairman of the Board, Chief Executive Officer and President

VOTING METHODS

        The accompanying proxy statement describes important issues affecting Target Corporation ("Target"). To vote:

  1.
  BY INTERNET

  a.
  Go to the web site identified on your WHITE proxy card or voting instruction form, 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your WHITE proxy card or voting instruction form.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call the toll-free number identified on your WHITE proxy card or voting instruction form, 24 hours a day, seven days a week by the deadline set forth below.

  b.
  Enter the control number that appears on your WHITE proxy card or voting instruction form.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  a.
  Mark your selections on the enclosed WHITE proxy card.

  b.
  Date and sign your name exactly as it appears on your WHITE proxy card.

  c.
  Mail the WHITE proxy card in the enclosed postage-paid envelope.

        In order to vote by internet or by telephone, you must follow the relevant instructions above and vote by the following deadlines:

  •
  For shareholders of record, 1:00 p.m. Eastern Daylight Time on May 28, 2009.

  •
  For shareholders holding shares through an intermediary (other than the Target 401(k) Plan), such as a bank or broker, 11:59 p.m. Eastern Daylight Time on May 27, 2009.

  •
  For shareholders holding shares in the Target 401(k) Plan, 6:00 a.m. Eastern Daylight Time on May 26, 2009.

        If you are a shareholder of record, you may vote by Internet by going to the web site
http://proxy.georgeson.com or by telephone by calling 1-800-732-6167. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You must reserve an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations Department by email at investorrelations@target.com or by telephone at (612) 761-6742 to reserve a ticket. Your ticket will be available for pick-up at the meeting. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than May 25, 2009.

 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 28, 2009.

        The proxy statement and annual report are available at www.envisionreports.com/TGT.

        YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY PERSHING SQUARE.

        Your vote is very important to Target. Whether or not you plan to attend the meeting and regardless of the number of shares of common stock that you own, Target urges you to vote to determine that the number of directors constituting the Board of Directors shall be 12 and in favor of the nominees of your Board of Directors by promptly marking, signing, dating and returning the enclosed WHITE proxy card and returning it to us in the accompanying postage-paid envelope or by voting by Internet or telephone as described under "Voting Methods" above.

        Target urges you not to sign any proxy card that may be sent to you by Pershing Square. If you have previously returned a gold proxy card to Pershing Square, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under "Voting Methods" above. Only the latest dated proxy you submit will be counted.

        If you have any questions about your voting of shares, please contact the Target proxy solicitors, Georgeson and MacKenzie Partners, Inc., toll free at 1-866-295-8105 or 1-800-322-2885 or by e-mail at TGTinfo@georgeson.com or TGTinfo@mackenziepartners.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m. Central Daylight Time, on Thursday, May 28, 2009
PLACE	Target Store 1250 West Sunset Drive Waukesha, Wisconsin 53189-8423

This location allows us to showcase our latest general merchandise store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2009. The near-completed construction status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.
MEETING FORMAT
The meeting will include prepared remarks by our Chairman, President and CEO, followed by a live, interactive question and answer session with senior executives. Cameras and recording devices are not permitted at the meeting.
ITEMS OF BUSINESS	(1) To determine that the number of directors constituting our Board of Directors shall be 12.
(2) To elect the Class III directors for three-year terms.
(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
(4) To approve the performance measures available under the Target Corporation Long-Term Incentive Plan.
(5) To act on the shareholder proposal in this proxy statement, if presented at the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 30, 2009.
ANNUAL REPORT	Our 2008 Annual Report, which is not part of the proxy soliciting material, is available at www.envisionreports.com.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown under "Voting Methods" and have the enclosed WHITE proxy card in hand to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown under "Voting Methods" and have the enclosed WHITE proxy card in hand, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed WHITE proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
Pershing Square has stated its intention to propose five alternative director nominees for election at the Annual Meeting.

Timothy R. Baer Corporate Secretary

Approximate Date of Mailing of Proxy Material:
April 23, 2009

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 28, 2009

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Target Store, 1250 West Sunset Drive, Waukesha, Wisconsin on Thursday, May 28, 2009, at 1:00 p.m. Central Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target's performance during fiscal 2008 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, March 30, 2009, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date. Each share of common stock will have one vote on each matter to be voted on.

Will there be a proxy contest for the election of directors at the Annual Meeting?

        Pershing Square, a group of affiliated hedge funds that own Target shares and derivative securities, has stated its intention to propose five alternative director nominees for election at the Annual Meeting. We believe that the current Board, with its breadth of relevant and diverse experience, represents the best interests of our shareholders and that the four directors nominated by the Board should be re-elected. The Board unanimously recommends a vote FOR each of the Board's four nominees for director on the enclosed WHITE proxy card.

        The Pershing Square nominees have NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Pershing Square contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Pershing Square or any other statements that Pershing Square may otherwise make.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations Department by email at investorrelations@target.com or by telephone at (612) 761-6742 to reserve a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests to reserve admission tickets will be processed in the order in which they are received and must be received no later than May 25, 2009. Cameras and recording devices are not permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 752,336,151 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

        You may vote by completing and properly signing the enclosed WHITE proxy card and returning it to us in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed WHITE proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions under "Voting Methods." "Street name" shareholders should follow the voting instructions on the proxy form received from the institution that holds their shares. We urge you to disregard any proxy card that Pershing Square may send you.

May I vote confidentially?

        Subject to the exceptions described below, our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). Because of Pershing Square's planned proxy solicitation, our confidential-voting policy will not apply this year unless Pershing Square withdraws its nominees. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with an officer of Target either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, regardless of the means by which you submitted your proxy, you may change your vote by telephone or through the Internet by following the instructions under "Voting Methods." The powers of the proxy holders will be terminated if you attend the meeting in person and provide a written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

        If you have previously signed a gold proxy card sent to you by Pershing Square, you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or through the Internet by following the instructions under "Voting Methods."

How does the Board recommend I vote?

        In summary, the Board of Directors recommends a vote:

    FOR the determination that the number of directors constituting our Board of Directors shall be 12 (see pages 7-8);

    FOR election of its director nominees (see pages 8-16);

    FOR ratification of the appointment of Ernst & Young LLP as Target's independent registered public accounting firm (see pages 54-55);

    FOR approval of the performance measures available under the Target Corporation Long-Term Incentive Plan (see pages 56-59); and

    AGAINST the shareholder proposal in this proxy statement (see pages 60-62).

        Unless you give instructions on your WHITE proxy card, the persons named as proxy holders on the WHITE proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's full recommendation is set forth in the description of each item in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What should I do if I receive a gold proxy card from Pershing Square?

        Pershing Square has stated its intention to propose five alternative director nominees for election at the Annual Meeting. You may receive proxy solicitation materials from Pershing Square, including an opposition proxy statement and gold proxy card. Our Board of Directors urges you not to sign or return any proxy card sent to you by Pershing Square. If you have previously voted using the gold proxy card sent to you by Pershing Square, you have every right to change your vote by executing the WHITE proxy card or by voting by telephone or through the Internet by following the instructions under "Voting Methods." Only the latest dated proxy you submit will be counted.

What does it mean if I receive more than one WHITE proxy card?

        If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive. If you choose to vote by phone or by Internet, please vote once for each WHITE proxy card you receive. Only your latest dated proxy for each account will be voted.

        If Pershing Square proceeds with its previously announced proxy contest, you may also receive an opposition proxy statement and gold proxy card from Pershing Square. In this event, to ensure shareholders have our latest proxy information and materials to vote, we will conduct multiple mailings prior to the Annual Meeting date. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.

        To vote as the Board of Directors recommends, shareholders must use the WHITE proxy card or vote by telephone or through the Internet by following the instructions under "Voting Methods." Voting against any Pershing Square nominees on the gold proxy card will not be counted as a vote for the Board's nominees and will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card you receive other than the WHITE proxy card. If you have previously voted using the gold proxy card sent to you by Pershing Square, you have every right to change your vote by executing the WHITE proxy card or by voting by telephone or through the Internet by following the instructions under "Voting Methods." Only the latest dated proxy you submit will be counted.

How many votes are required to approve each item?

          Election of Directors.    Because of Pershing Square's plans to propose alternative director nominees, there will be more nominees than available positions and directors will be elected on a plurality basis. In other words, the four candidates receiving the highest number of "For" votes will be elected if Item One is approved, and the five candidates receiving the highest number of "For" votes will be elected if Item One is not approved. Accordingly, a vote "Against" a nominee will have no effect on the election of that nominee unless Pershing Square withdraws its nominees on or prior to the day before we mail this proxy statement to shareholders, although signing a Pershing Square proxy card in which you vote against any Pershing Square nominee will revoke any previous vote you may have cast on the WHITE proxy card, and signing a WHITE proxy card in which you vote "Against" any of the Board's recommended nominees will revoke any previous vote you may have cast on the Pershing Square proxy card. A properly executed proxy marked "Abstain" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee. If Item One is rejected, five nominees will be elected to serve as Class III directors. In that event, if you used the WHITE proxy card or voted by telephone or through the Internet following the instructions under "Voting Methods" to vote on the election of our four director nominees and have not revoked that proxy, you will not be able to vote for a fifth nominee to fill the additional seat that would exist.

          In the event that Pershing Square withdraws its nominees on or prior to the day before we mail this proxy statement to shareholders, our articles of incorporation provide for a "majority vote" standard for director elections. Under this standard, a director nominee must receive more votes "For" his or her election than "Against" votes to be elected. If this standard applies and a director nominee who is an incumbent receives an equal or greater number of "Against" votes than "For" votes, the director nominee will remain on the board until he or she resigns. Our Corporate Governance Guidelines require an incumbent director who receives an equal or greater number of "Against" votes than "For" votes to promptly offer to tender his or her resignation. The Nominating Committee will make a recommendation on the offer and the other directors must accept or reject the offer within 90 days and publicly disclose their decision and rationale. If Pershing Square withdraws its nominees on or prior to the date we mail this proxy statement, such that the "majority vote" standard applies for the election of directors, we will promptly disclose this fact in a press release that we will issue and file with the SEC. In addition, we will mail a copy of the press release to our shareholders with the proxy statement or in a supplemental mailing.

          Other Items.    For all other matters described in this proxy statement (including Items One, Three, Four and Five) and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote on the item at the Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked "Abstain" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Pursuant to our restated articles of incorporation, as amended, the foregoing vote requirement applies to Item One regarding the determination that the number of directors on our Board of Directors shall be 12 because our Board has unanimously approved this determination.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

        If Pershing Square does not withdraw its competing candidates for the Board of Directors, the vote on Item One to determine the number of directors that constitutes our Board of Directors and this year's election of directors will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted to determine the number of directors and in the election of directors, your broker or other nominee may not be able to vote your shares in these matters, and your shares may not be voted for any of the nominees. We urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed WHITE form returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our web site, www.target.com, and advertisements in periodicals. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson and MacKenzie Partners, Inc. to act as proxy solicitors for aggregate total fees estimated to be $1.5 million, plus reimbursement of out-of-pocket expenses.

        Georgeson and MacKenzie Partners expect that approximately 75 and 75 of their employees, respectively, will assist in the solicitation. They will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Target common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Target common stock.

        Our total expenses, including those of Georgeson and MacKenzie Partners, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our regular employees and officers are expected to be approximately $11.1 million, of which approximately $5.1 million has been spent to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered "participants" in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of Target or because they may be soliciting proxies on our behalf.

How will shares in the Target 401(k) Plan be voted?

        This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own shares as a record holder, you will separately receive proxy materials to vote the shares you hold as a record holder. Shares held in the plan that are entitled to vote will be voted by the plan trustee in proportion to participant instructions. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting-instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended January 31, 2009, including financial statements, has already been mailed to our shareholders. The Annual Report is also available online at www.target.com (click on "Investors" and "Annual Reports"). For additional printed copies, please contact our Investor Relations representative by email at investorrelations@target.com, by mail at the address listed on the cover of this proxy statement, Attention: Investor Relations, or online at www.target.com (click on "Investors," then "Shareholder Services" and "Request Materials").

How may I access or receive materials electronically?

        As described more specifically in the immediately preceding question, you can access our proxy materials, Annual Report and other periodic reports and information under the "Investors" section of our web site, www.target.com. You can also register at this same location to receive email alerts, which we send to registered users when new information is posted on our web site (click on "E-Mail Alerts"). Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on "Investors" and "Enroll for E-Delivery"). To receive other shareholder information, contact us via email at investorrelations@target.com.

ITEM ONE—DETERMINE THAT THE NUMBER OF DIRECTORS CONSTITUTING OUR BOARD OF DIRECTORS SHALL BE 12

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to determine, pursuant to our restated articles of incorporation, as amended, that the number of directors constituting our Board of Directors shall be 12. Under our restated articles of incorporation, as amended, our corporation is managed by or under the direction of a Board of Directors consisting of not less than five nor more than 21 persons. The specific number of directors of which our Board consists changes from time to time. We believe the number of directors serving at any time is the number of directors constituting our Board of Directors. Currently, that number is 12, with four directors in each of our three classes. When a director dies or resigns, our Board of Directors consists of one fewer director unless and until the Board or the shareholders take action to increase the size of the Board. For example, following the resignation of Robert J. Ulrich, our former Chairman and Chief Executive Officer, we believe that our Board of Directors, which had consisted of 13 directors, became a Board of Directors consisting of 12 directors. While our restated articles of incorporation provide that the Board of Directors may fill a vacancy, they do not require our Board of Directors to do so. When Mr. Ulrich resigned from our Board, our Board did not fill the vacancy because of its desire that only one executive officer of the company serve on the Board. Both Mr. Ulrich and Mr. Steinhafel served on our Board from January 10, 2007, to January 31, 2009, to facilitate the transition from Mr. Ulrich to Mr. Steinhafel as CEO. When Mr. Steinhafel was added to the Board, it was the Board's intention that Mr. Steinhafel would be the sole management director upon Mr. Ulrich's retirement following the transitional period. As a result, in our opinion the number of directors constituting our Board following Mr. Ulrich's resignation was 12. Subsequent to the decision not to fill the vacancy, our Board did not take any action to increase the number of directors back to 13. When our Board of Directors, acting upon the recommendation of our Nominating Committee, proposed four nominees for election as Class III directors at the Annual Meeting, it took this action so that the total number of directors serving on our Board would continue to be 12.

        Pershing Square disagrees with our analysis and has taken the position that the number of directors on our Board of Directors is 13, despite Mr. Ulrich's resignation, because it asserts that the size of the Board was not decreased by our shareholders after Mr. Ulrich resigned from the Board on January 31, 2009. We disagree with Pershing Square's position and believe that the number of directors on our Board is 12 because our Board currently consists of 12 directors, with four directors in each class, which is consistent with the election by our shareholders of four Class III directors in 2006, four Class I directors in 2007 and four Class II directors in 2008. Pershing Square suggested that we resolve this dispute through arbitration; however, since our shareholders have the authority to determine the number of directors that constitutes our Board of Directors, we believe that our shareholders should have the opportunity to resolve this matter.

        We are therefore seeking shareholder approval for this proposal to formally determine that the number of directors is 12. Accordingly, approval of this proposal will avoid the cost of resolving the dispute between us and Pershing Square and establish that the number of directors on our Board of Directors is 12. Our Board of Directors or shareholders may increase the number of directors on our Board of Directors at any time in accordance with the terms of our restated articles of incorporation, as amended. We believe that a decrease in the number of directors serving on our Board of Directors may occur due to a death or resignation of a director without necessitating shareholder approval to maintain a number of directors on the Board equal to the number on the Board immediately following the death or resignation, unless the vacancy caused by such death or resignation is filled by our Board. Pershing Square disagrees with our conclusion. Pursuant to our restated articles of incorporation, as amended, the number of directors constituting our Board of Directors may not be decreased, without shareholder approval, if the effect of such decrease would eliminate a seat then occupied by a director.

        If this proposal is not approved by our shareholders, we will interpret the rejection of this proposal as our shareholders' decision to accept Pershing Square's position. Rejection of this proposal would thus have the effect of ensuring election of at least one of the alternative director nominees proposed by Pershing Square, if Pershing Square continues to propose a fifth nominee, because it would create an additional seat for which we are not proposing a nominee. Any such fifth nominee would be elected because the same plurality voting standard that applies to the election of the four nominees would apply to the fifth nominee. Accordingly, it is very important to us that you vote "For" this proposal. We are not proposing a fifth nominee because we believe our Board of 12 incumbent directors contains the breadth of relevant and diverse experience necessary to serve the best interests of our shareholders. If Item One is rejected, five nominees will be elected to serve as Class III directors. In that event, if you used the WHITE proxy card or voted by telephone or through the Internet following the instructions under "Voting Methods" to vote on the election of our four director nominees and have not revoked that proxy, you will not be able to vote for a fifth nominee to fill the additional seat that would exist.

        The determination that the number of directors constituting our Board of Directors shall be 12 has been unanimously approved by our Board.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DETERMINATION THAT THE NUMBER OF DIRECTORS CONSTITUTING OUR BOARD OF DIRECTORS SHALL BE 12.

 ITEM TWO—ELECTION OF DIRECTORS

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class III directors for three-year terms expiring in 2012 and until their successors are elected. The four nominees are Mary N. Dillon, Richard M. Kovacevich, George W. Tamke, and Solomon D. Trujillo. All of the nominees are currently directors and have consented to be named in this proxy statement and to serve if elected.

        The Board of Directors has no reason to believe that any of the nominees is unable to serve or will not serve if elected. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

        Our restated articles of incorporation, as amended, provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than five or more than 21 persons. Directors are divided into three classes with one class elected each year for a term of three years. The number of directors currently serving on the Board of Directors is 12, including four Class I directors whose terms expire at the 2010 Annual Meeting, four Class II directors whose terms expire at the 2011 Annual Meeting, and four Class III directors whose terms expire at this Annual Meeting.

        As described below in the summary of our Nominating Committee's process under "General Information About the Board of Directors—Committees," our Nominating Committee considers nominees who, together with our other Board members, provide a broad perspective, experience, knowledge and independence of judgment. Our Nominating Committee believes our Board members should have a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Our Nominating Committee also desires a regional balance, and a high degree of interest and involvement. Our Nominating Committee applied these factors to our Board and determined that our 12 incumbent directors, including our four nominees, have the breadth of relevant and diverse experience necessary to serve the best interests of our shareholders. Our four nominees have been very productive directors who have each made meaningful contributions to our Board.

        Pershing Square has stated its intention to propose five alternative director nominees for election at the Annual Meeting. The Board unanimously recommends a vote FOR each of the Board's four nominees for director on the enclosed WHITE proxy card.

        If Item One is rejected, five nominees will be elected to serve as Class III directors. This will ensure that at least one of the alternative director nominees proposed by Pershing Square will be elected, if Pershing Square continues to propose a fifth nominee, because it would create an additional seat for which we are not proposing a nominee. In addition, if you used the WHITE proxy card or voted by telephone or through the Internet following the instructions under "Voting Methods" to vote on the election of our four director nominees and have not revoked that proxy, you will not be able to vote for a fifth nominee to fill the additional seat that would exist.

        Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page 22 for a table showing the number of shares of Target common stock beneficially owned by each director as of March 20, 2009.

Director	Principal Occupation and Other Information	Age	Director Since

Roxanne S. Austin Class II Term expires in 2011	Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since January 2004. She is a director of Abbott Laboratories, Teledyne Technologies Incorporated and LM Ericsson Telephone Company.	48	2002
Calvin Darden Class I Term expires in 2010	Calvin Darden is Chairman of the Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta, a position he has held since February 2006. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He joined UPS in 1971 and held various operational and managerial positions throughout his career with UPS. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.	59	2003

Director	Principal Occupation and Other Information	Age	Director Since

Mary N. Dillon Class III Nominee for term Expiring in 2012	Mary N. Dillon is Executive Vice President and Global Chief Marketing Officer of McDonald's Corporation, a global restaurant company, a position she has held since October 2005. Prior to joining McDonald's, Ms. Dillon was President of the Quaker Foods division of PepsiCo Corporation from September 2004 to September 2005.	47	2007
James A. Johnson Class II Term expires in 2011	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm, a position he has held since April 2001. He is a director of The Goldman Sachs Group, Inc. and Forestar Real Estate Group, Inc.	65	1996
Richard M. Kovacevich Class III Nominee for term Expiring in 2012	Richard M. Kovacevich is Chairman of the Board of Wells Fargo & Company, a banking and financial services company, a position he has held since April 2001. He also served as Chief Executive Officer of Wells Fargo & Company from 1998 until June 2007. He is also a director of Cargill, Inc. and Cisco Systems, Inc.	65	1996

Director	Principal Occupation and Other Information	Age	Director Since

Mary E. Minnick Class II Term expires in 2011	Mary E. Minnick is a partner of Lion Capital, a private investment firm, a position she has held since May 2007. Prior to joining Lion Capital, she completed a 23-year career with the Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, in February 2007. At Coca-Cola, she served in a variety of global executive positions ranging from general management to marketing. Most recently, she was Executive Vice President and President of Marketing, Strategy and Innovation.	49	2005
Anne M. Mulcahy Class I Term expires in 2010	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Citigroup Inc., Fuji Xerox Co. Ltd. and The Washington Post Company.	56	1997
Derica W. Rice Class II Term expires in 2011	Derica W. Rice is Senior Vice President and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, a position he has held since May 2006. From July 2003 to May 2006 he served as Eli Lilly's Vice President and Controller.	44	2007
Stephen W. Sanger Class I Term expires in 2010	Stephen W. Sanger is the retired Chief Executive Officer and Chairman of the Board of General Mills, Inc., a consumer food products company. He served as Chief Executive Officer of General Mills from 1995 to September 2007, and as Chairman of the Board from 1995 to May 2008. He is a director of Wells Fargo & Company and Pfizer, Inc.	63	1996

Director	Principal Occupation and Other Information	Age	Director Since

Gregg W. Steinhafel Class I Term expires in 2010	Gregg W. Steinhafel is Chairman of the Board, Chief Executive Officer and President of Target. He has been Chief Executive Officer since May 2008 and President since August 1999. He became Chairman on February 1, 2009. He began his career at Target as a merchandising trainee in 1979. Since that time, he has held various management positions with Target. He is also a director of The Toro Co.	54	2007
George W. Tamke Class III Nominee for term expiring in 2012	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm, a position he has held since March 2000. He is a director of Culligan Ltd., Hertz Global Holdings, Inc. and ServiceMaster Global Holdings, Inc.	61	1999
Solomon D. Trujillo Class III Nominee for term expiring in 2012	Solomon D. Trujillo is Chief Executive Officer and a director of Telstra Corporation Limited, a telecommunications company, positions he has held since July 2005. He has announced that he will be leaving Telstra on June 30, 2009. From February 2003 to March 2004 he served as Chief Executive Officer of Orange S.A., a telecommunications company.	57	1994

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

        The Board of Directors believes that a preponderance of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships that, if present, preclude a finding of independence. To assist the Board in making its independence determination, the Board has determined that the following relationships will be considered categorically immaterial and will not, by themselves, impair a director's independence:

  •
  If the director or any of the director's immediate family members is an executive officer of another company that does business with Target and the annual payments by Target to, or the receipt of payments by Target from, such other company is less than the greater of (i) $1,000,000 or (ii) two percent of the annual consolidated gross revenues of such other company.

  •
  If the director or any of the director's immediate family members is an executive officer of another company from which Target has obtained loans, if the relationship was entered into in the ordinary course of business and on terms substantially consistent with prevailing market conditions.

  •
  If the director or any of the director's immediate family members is an executive officer of a foundation, university or other not-for-profit organization that receives from either Target or Target's foundation contributions less than the greater of (i) $1,000,000 or (ii) two percent of the not-for-profit organization's aggregate annual charitable receipts during its fiscal year. For this purpose, any automatic matching of employee charitable contributions by Target or its foundation is not included in determining Target's contributions.

  •
  If the relationship arises solely because the director or any of the director's immediate family members is a director, the owner of a less than 10% equity interest, or both, of another entity that has a business relationship with Target.

        In making its independence determination the Board specifically considered the following transactions and relationships, all of which were entered into in the ordinary course of business:

  •
  Mary Dillon is an executive officer of McDonald's Corporation. Target's purchases from McDonald's amounted to less than ..01% of McDonald's revenue in each of the past three fiscal years.

  •
  Richard Kovacevich is an executive officer of Wells Fargo. Target has various ongoing banking relationships with Wells Fargo, all on terms consistent with prevailing market conditions. The total payments by Target for fees and finance charges amounted to less than .02% of Wells Fargo's revenue in each of the past three fiscal years.

  •
  Mary Minnick is a partner of Lion Capital, which in turn owns a controlling interest in several private companies that are merchandise vendors to Target. The payments by Target to these merchandise vendors amounted to less than 2% of each merchandise vendor's revenue in each of the past three fiscal years.

  •
  Anne Mulcahy is an executive officer of Xerox Corporation. Target purchases various goods and services from Xerox. Target's purchases have not exceeded .04% of Xerox's revenue in any of the past three fiscal years.

  •
  Derica Rice is an executive officer of Eli Lilly and Company. In 2008, Target's purchases from Eli Lilly were less than ..01% of Eli Lilly's revenue.

  •
  Stephen Sanger retired as Chairman of the Board of General Mills in 2008. General Mills has been a merchandise vendor of Target's for many years. Target's purchases from General Mills have not exceeded 1.3% of General Mills' revenue in any of the past three fiscal years.

  •
  George Tamke is a partner of Clayton, Dubilier & Rice, which in turn owns a controlling interest in several companies that provide goods and services to Target. The payments by Target to these companies amounted to less than 2% of each company's revenues in each of the past three fiscal years.

        After considering the above relationships, the Board affirmatively determined that the following directors, constituting all of the non-management directors, met the requirements for independence: Directors Austin, Darden, Dillon, Johnson, Kovacevich, Minnick, Mulcahy, Rice, Sanger, Tamke and Trujillo.

Corporate Governance Documents Available on Our Website

        Copies of our key corporate governance documents are available on our website (www.target.com; click on "Investors" and "Corporate Governance"). These documents include our Corporate Governance Guidelines, Position Descriptions or charters for each of the Board's committees, our Business Conduct Guide and our Corporate Responsibility Report. Any shareholder who wishes to obtain hard copies of these documents may do so by submitting a request to our Investor Relations department by email at investorrelations@target.com or by writing to Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403.

Board Meetings

        The Board of Directors met seven times during fiscal 2008. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. At the end of each regular Board meeting, the non-management directors were given an opportunity to meet in executive session without members of management present. We do not have a policy regarding Board member attendance at the Annual Meeting of Shareholders. Robert J. Ulrich, our former Chairman and Chief Executive Officer, and Mr. Steinhafel attended last year's Annual Meeting of Shareholders.

Committees

        The Board has the following committees and committee composition:

	Executive	Nominating	Compensation	Audit	Finance	Corporate Responsibility	Corporate Governance
Roxanne Austin*	M			C	M		M
Calvin Darden*	M	M	M			M	M
Mary Dillon*	M					M	M
James Johnson*	M		C			M	C
Richard Kovacevich*	M	M		M			M
Mary Minnick*	M				M	M	M
Anne Mulcahy*	M	M		M	C		M
Derica Rice*	M				M		M
Stephen Sanger*	M	C	M				M
Gregg Steinhafel	C
George Tamke*	M	M		M	M		M
Solomon Trujillo*	M		M			C	M

*
Independent Director

M - Member

C - Committee Chair

A description of each Committee's function and number of meetings during fiscal 2008 follows.

Executive Committee

        The Executive Committee reviews Target's managerial capabilities and requirements, senior management succession plans and other matters of concern to the Chief Executive Officer. The Executive Committee met twice during fiscal 2008; however, each meeting of the Board of Directors typically begins with a private meeting among the non-management directors and the Chief Executive Officer.

Nominating Committee

        The Nominating Committee identifies individuals qualified to become Board members, considers their qualifications and recommends candidates and incumbents for election as a director. The Nominating Committee also nominates candidates to fill Board vacancies.

        The Nominating Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to our Corporate Secretary on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders.

        Our Corporate Governance Guidelines set forth the optimal size, balance and rotation of the membership of the Board. These criteria require that a preponderance of the Board should consist of independent directors. Any management representation should be top corporate management that have the potential to be Chief Executive Officer. Board members should have broad perspective, experience, knowledge and independence of judgment. Members should represent a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Regional balance is recognized as highly desirable, and a high degree of interest and involvement are prime requisites for membership. Non-management directors have 20-year term limits. Directors must retire at age 68 and must submit a resignation for consideration by the Board upon any substantial change in principal employment.

        When evaluating prospective director candidates, the Nominating Committee conducts individual evaluations against the criteria stated in the Corporate Governance Guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The Nominating Committee has retained two third-party search firms to assist in identifying potential director candidates. Ms. Dillon, who is standing for election for the first time since being appointed to the Board, was recommended by a former independent director of Target.

        Pershing Square, one of our shareholders, has stated its intention to propose five alternative director nominees for election at the Annual Meeting. The Board unanimously recommends a vote FOR each of the Board's four nominees for director on the enclosed WHITE proxy card.

        The Nominating Committee did not meet during the last fiscal year, but took action by written consent on two occasions.

Compensation Committee

        The Compensation Committee has responsibility for determining the composition and value of non-CEO executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority. The Compensation Committee's responsibility includes reviewing our compensation philosophy, plan design, choice of performance measures for incentive compensation, and specific compensation levels and equity awards for each executive officer. The Compensation Committee also reviews the compensation provided to non-management directors and makes recommendations to the full Board. Agendas for Compensation Committee meetings are developed jointly by the chair of the Committee and members of our senior management team, with input from the Committee's independent consultant, Semler Brossy Consulting Group, LLC.

        The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers. Additional information on the processes and procedures for executive compensation determinations, including the role of management and compensation consultants, is contained in the Compensation Discussion and Analysis beginning on page 24. The Compensation Committee held three meetings during the last fiscal year.

Audit Committee

        The Audit Committee assists the Board with the oversight of the integrity of Target's financial statements and internal controls, the compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor's qualifications and independence, and the performance of our internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" and qualify as "audit committee financial experts" for purposes of applicable NYSE and SEC rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page 55. The Audit Committee held five meetings during the last fiscal year.

Finance Committee

        The Finance Committee reviews our financial policies, dividend policy, financing requirements, compliance with indenture covenants and employee benefit plan investment policies. The Finance Committee held two meetings during the last fiscal year.

Corporate Responsibility Committee

        The Corporate Responsibility Committee reviews and evaluates our public affairs, community relations and corporate social responsibility programs. The Corporate Responsibility Committee held one meeting during the last fiscal year.

Corporate Governance Committee

        The Corporate Governance Committee oversees our corporate governance practices. The Corporate Governance Committee held one meeting during the last fiscal year.

Lead Director

        Mr. Johnson is the Vice Chairman of the Executive Committee and functions as our lead independent director. As lead director, Mr. Johnson:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  serves as liaison between the Chairman of the Board and the non-management directors;

  •
  conducts the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent directors;

  •
  has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

Communications with Directors

        Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o General Counsel and Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an email to boardofdirectors@target.com. Communications directed to Board members will be sent to the General Counsel and Corporate Secretary, who has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters.

CERTAIN RELATIONSHIPS

        Robert J. Ulrich, our former CEO and Chairman of our Board of Directors, is also the founder and chairman of the Musical Instrument Museum (Museum), a not-for-profit 501(c)(3) organization. The Museum is in the start-up stage and has not yet opened. In 2008 we supported the Museum through in-kind (non-cash) support consisting primarily of services provided by our team members. Those services included, but are not limited to, participating in concept refinement; assisting with building design; facilitating third-party partnerships for the Museum; and assisting with marketing strategy. Team member support of the Museum was provided both during and outside normal business hours in a manner similar to our support of other arts and charitable organizations, and while the extent to which individual team members supported the Museum in fiscal 2008 varied, it was generally consistent with the level of support we provide to our most significant charitable partners. The team members who devoted the greatest amount of time during fiscal 2008 to the Museum were Mr. Ulrich and a part-time team member whose primary role is assisting our charitable partners. We also allowed the Museum to occupy certain vacant office space that we control and one of our subsidiaries provided sourcing services to the Museum. We did not charge the Museum for the office space and the sourcing services were provided in exchange for a fee based on the value of the sourced items. The amount of the fee was consistent with what that subsidiary charged unrelated third parties for similar services. In light of Mr. Ulrich's intention to devote a significant portion of his time to the Museum's activities following his retirement from Target, we also arranged and paid for the construction of leasehold improvements within office space leased by the Museum at a cost of approximately $120,000, committed to contribute approximately $70,000 to offset the occupancy cost of such space, and agreed to provide the Museum with the full-time services of a Target team member to provide administrative support for up to 3 years.

        Curtis J. Ulrich and Jacqueline D. Byers are employees of Target and are children of Mr. Ulrich. The compensation and benefits received by each of them were established in accordance with our compensation policies applicable to employees holding comparable positions.

Policy on Transactions with Related Persons

        The Board of Directors has adopted a written policy requiring that any transaction: (1) involving Target; (2) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (3) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated committee of the Board. The Board has designated the Audit Committee as having responsibility for reviewing and approving all such transactions except those involving employment of an immediate family member of a director, nominee for director, executive officer or greater than five percent shareholder, in which case it will be reviewed and approved by the Compensation Committee.

        In determining whether to approve or ratify any such transaction, the independent directors or relevant Committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

        All transactions disclosed above were reviewed and approved or ratified in accordance with this policy.

 BACKGROUND AND CONTACTS WITH PERSHING SQUARE

        Following is a chronology of the material contacts and events in our relationship with William Ackman of Pershing Square, including descriptions of key financial and real estate restructuring transactions promoted by Mr. Ackman from time to time. Throughout this period, Mr. Ackman has enjoyed significant access by phone and in person to members of our management, and occasionally met with members of our Board of Directors.

        In July 2007, Mr. Ackman first notified us that his firm had accumulated a form of ownership interest in Target, and that he would like to meet with our management to share some ideas which he believed would create value. On July 16, 2007, Pershing Square filed a Schedule 13D reporting beneficial ownership of 9.6% of the outstanding common stock of Target, consisting of derivative securities and shares of Target common stock.

        On August 2, 2007, in response to Mr. Ackman's request, a meeting was held at Pershing Square's offices in New York. Members of our management in attendance included Mr. Steinhafel, our current Chairman of the Board, Chief Executive Officer and President, and Douglas A. Scovanner, our Executive Vice President and Chief Financial Officer. At that meeting, Mr. Ackman presented materials in which Mr. Ackman advocated that we restructure our credit card business through a form of partnership with a financial institution. Additionally, Mr. Ackman presented his case for a $15 billion share repurchase program to be executed in 2007 and 2008 through incremental borrowings and through application of proceeds from the credit card transaction he advocated. Several days after the meeting Mr. Ackman called Mr. Scovanner to thank him for the meeting and to discuss the likely timeline for reviewing Mr. Ackman's ideas.

        On September 12, 2007, our Board of Directors considered Mr. Ackman's proposals and discussed their potential effects. Our Board authorized a review of ownership alternatives for our credit card receivables and an analysis of our capital structure, including a review of the use of debt and the pace of share repurchase activity. Our Board authorized the engagement of Goldman, Sachs & Co. ("Goldman Sachs") to advise it in connection with the credit card review. On the same date, we issued a press release announcing that we were conducting those reviews and that we expected to complete them by the end of the year.

        Over the next several months, with the assistance of Goldman Sachs, we conducted an extensive process to explore possible ownership alternatives for our credit card receivables. Separately, we analyzed the implications that executing varying levels of share repurchase would have on our liquidity, financial flexibility and credit ratings. During this phase of the analysis, our management met with all three credit ratings agencies to discuss these matters.

        In November 2007, our Board of Directors approved a recommendation by our management to authorize a share repurchase program of up to $10 billion, with the pace of execution to be governed by our objective to retain our then-current, top-level A-1, P-1 and F-1 short-term debt ratings. On November 20, 2007, we issued a press release that included an announcement of this share repurchase authorization and provided an update on the credit card receivables review, which was meeting with significant market resistance.

        In December 2007, members of our management again met with Mr. Ackman at his request. During this meeting, Mr. Ackman repeated his views that we should continue to proceed with some form of transaction involving our credit card receivables. Mr. Ackman also said that he had a real estate idea he would like to share with us at a later date.

        On December 19, 2007, we issued a press release announcing that we were continuing to review alternative structures for all or part of our credit card receivables. On December 24, 2007, Pershing Square amended its Schedule 13D reporting beneficial ownership of 9.97% of the outstanding common stock of Target, and on January 16, 2008, Pershing Square further amended its Schedule 13D reporting beneficial ownership of 9.69% of the outstanding common stock of Target, in each case consisting of ownership of derivative securities and shares of Target common stock.

        During the first quarter of 2008, we continued to pursue a potential transaction involving our credit card receivables. Our Board of Directors met on January 9, 2008, and again on March 12, 2008, to discuss the status of this process with management and with Goldman Sachs. On the date of the March Board of Directors meeting, we issued a press release that included an update on the review of alternatives for our credit card receivables, disclosing that we were in negotiations with an investment partner to sell an undivided interest in approximately half of our credit card receivables for about $4 billion. During the rest of March 2008 and through early May 2008, we and our advisors continued discussions and negotiations with respect to the credit card receivables transaction with JPMorgan Chase.

        On May 1, 2008, members of our management again met with Mr. Ackman at his request. At this meeting, Mr. Ackman presented his first of several real estate restructuring proposals. The proposal contemplated the creation of a wholly-owned subsidiary that would own, and lease back to us, substantially all of the land currently owned by us on which we operated stores and distribution centers, and the subsequent spin-off to our shareholders of 100% of the equity of this entity. As proposed, this entity was to be structured in a way intended to reduce our income tax burden by hundreds of millions of dollars per year through use of the real estate investment trust ("REIT") provisions of the Internal Revenue Code.

        On May 5, 2008, our Board approved and we announced a transaction providing for the sale by us of an undivided interest in our credit card receivables, representing approximately 47% of the principal amount of our outstanding receivables at the time, to JPMorgan Chase for cash proceeds of approximately $3.6 billion. This transaction with JPMorgan Chase generated significant cash proceeds and, as compared with the transaction suggested by Pershing Square, allowed us to retain much greater control over credit underwriting decisions, the integration of our card program with the strategy of our retail business segment and other management aspects of our credit card business segment. Mr. Ackman contacted Mr. Scovanner upon the announcement and commended our decision to enter into the transaction. The transaction closed on May 19, 2008.

        Following review and preliminary analysis of Mr. Ackman's May 1, 2008 presentation materials with respect to his initial real estate restructuring proposal, our management and Goldman Sachs met with our Board of Directors on June 11, 2008 to discuss the proposal and to outline the process by which a comprehensive review of this proposal would take place over the next several months.

        On July 18, 2008, members of our management and representatives of Goldman Sachs met with Mr. Ackman, other Pershing Square representatives, and representatives of Pershing Square's then-current financial advisor. At that meeting, Pershing Square and its financial advisor presented another form of real estate restructuring proposal. Revisions made by Mr. Ackman from his prior proposal included modified lease terms, updated financial projections and an updated valuation analysis.

        On August 14, 2008, Pershing Square amended its Schedule 13D reporting beneficial ownership of 9.5% of the outstanding common stock of Target, consisting of derivative securities and shares of Target common stock, and reporting that Pershing Square had filed control applications with certain regulators due to the potential for its beneficial ownership interest to be in excess of 10% of the outstanding common stock of Target as a result of our on-going stock repurchase program.

        Our management and Goldman Sachs met with our Board of Directors on September 10, 2008 to discuss the then-current form of real estate restructuring proposal of Mr. Ackman under review. Our management and Board identified the following significant concerns:

  •
  The validity of assumptions supporting Pershing Square's market valuation of Target and the separate REIT entity;

  •
  The reduction in our financial flexibility due to the conveyance of valuable assets to the REIT and the large expense obligation created by the proposed lease payments, which would be subject to annual increase;

  •
  The potential adverse impact of the REIT transaction on our debt ratings, borrowing costs and liquidity;

  •
  The frictional costs and operational risks, including tax implications, of executing Pershing Square's ideas; and

  •
  The risk of diverting management's focus away from core business operations over an extended time period to execute such a complex transaction, particularly in the current environment.

Thereafter, members of our management described to Mr. Ackman a list of significant concerns associated with proceeding with such a transaction. On October 28, 2008, Pershing Square issued a press release announcing that it would host a public presentation the next day to detail a potential transaction that Pershing Square said it believed would build long-term value for Target and our shareholders. The press release also noted "Target's thoughtful and constructive approach with shareholders," which Pershing Square said "had been instrumental" in developing a potential transaction. At the October 29, 2008 presentation, Mr. Ackman promoted a real estate restructuring proposal which was substantially similar to his July 18, 2008 version.

        We issued a press release on that same day confirming that Pershing Square had asked us to consider the spin-off of a separate publicly-traded REIT that would own substantially all of the land currently owned by us. In the press release, we noted that we had been evaluating similar ideas proposed by Pershing Square, with the assistance of our outside advisors, including Goldman Sachs, since May 2008, and that our analysis raised serious concerns on a number of issues, which were listed in the release. We noted, however, that we would continue to evaluate Pershing Square's most recent proposal.

        On November 11, 2008, three of the independent members of our Board of Directors, Ms. Austin, Ms. Mulcahy and Mr. Tamke, met with Mr. Ackman, who presented to them a "revised transaction plan," which he believed addressed the concerns we had raised to him. The following day, our Board of Directors met to discuss the newest revisions to Mr. Ackman's proposals, the most significant of which was the inclusion of a 19.9% initial public offering of the REIT prior to any spin-off.

        On November 19, 2008, Pershing Square elected to make another public presentation with respect to Mr. Ackman's proposals. Although the presentation materials differed from the materials presented to the three Target directors on November 11, the proposal was, in essence, the same proposal made to the Target directors on that date.

        On November 21, 2008, our Board of Directors met with our management and representatives of Goldman Sachs to conduct further discussion, review and analysis of Mr. Ackman's most recent proposals. Our Board decided not to pursue the proposal for the reasons set forth in a press release that we issued later that day. In summary, our Board concluded that the potential value created by the proposal, if any, was highly speculative and insufficient to merit pursuit of the transaction given the costs, strategic and operating risks, and loss of financial flexibility related to executing the proposed transaction. We concluded that these concerns were heightened by changes in the economic environment. Mr. Scovanner phoned Mr. Ackman on November 21, 2008 to discuss our Board's conclusion. Mr. Ackman expressed significant displeasure with the action taken by our Board, and speculated that perhaps he should join the Board of Target. Mr. Scovanner informed Mr. Ackman that this was not a matter that would involve Mr. Scovanner.

        On November 24, 2008, Pershing Square issued a press release indicating that it disagreed with our Board's "present conclusion," and that it planned to re-engage with us on this matter after the start of 2009.

        In January 2009, Mr. Ackman contacted Mr. Scovanner and requested that Target and Goldman Sachs review with him the financial analyses performed by Goldman Sachs that had been shared in November 2008 with our Board. Mr. Ackman also contacted Mr. Steinhafel to ask for a meeting without disclosing the topic to be discussed.

        On February 3, 2009, we held a meeting with Pershing Square in response to Mr. Ackman's request to Mr. Steinhafel. At this meeting, Mr. Ackman again asserted his belief that his November proposal had adequately addressed concerns raised by us regarding his real estate proposals. Additionally, at this meeting he requested that he and Matthew Paull, retired Chief Financial Officer of McDonald's and an affiliate of Pershing Square, be added to our Board. Among other reasons, Mr. Ackman stated that he believed he needed to become an insider to be able to effectively express his point of view.

        On February 9, 2009, Pershing Square amended its Schedule 13D reporting beneficial ownership of 9.7% of the outstanding common stock of Target, consisting of derivative securities and shares of Target common stock. Pershing Square noted that it continued to believe that Target's common stock was undervalued and that, depending on the outcome of discussions with us, it may take actions with respect to its investment that it deemed appropriate.

        On February 12, 2009, members of our management and representatives of Goldman Sachs met with Mr. Ackman and Mr. Paull in response to the request Mr. Ackman had made to Mr. Scovanner regarding the analysis performed by Goldman Sachs that had been shared with our Board in November 2008. At that meeting, Goldman Sachs presented a summary of that portion of the analysis that pertained to the valuation of Mr. Ackman's proposed REIT and investor interest in purchasing the REIT securities in an initial public offering. At the meeting Mr. Ackman disagreed with this analysis. After the conclusion of the meeting, another version of Mr. Ackman's real estate restructuring analysis was shared with the participants, although it was not discussed at the meeting.

        On February 26, 2009, Pershing Square amended its Schedule 13D reporting beneficial ownership of 7.8% of the outstanding common stock of Target, consisting of derivative securities and shares of Target common stock. The amendment included a statement that Pershing Square was engaged in discussions with us regarding the consideration by our Board of Directors of candidates proposed by Pershing Square to be directors of Target.

        On March 3, 2009, in connection with our Board's consideration of Mr. Ackman's suggestion that he and Matthew Paull be appointed to our Board, Messrs. Darden and Sanger, members of the Nominating Committee of our Board, met with Mr. Ackman and with Mr. Paull. Mr. Ackman also acknowledged that Mr. Paull had a conflict that would preclude his service on our Board.

        On March 6, 2009, Pershing Square informally notified us of two possible alternative candidates, Michael Ashner and Richard Vague.

        On March 10, 2009, our Nominating Committee met to consider Mr. Ackman and the other individuals proposed by Pershing Square as candidates for our Board. After consideration of their qualifications and additional discussion, the Nominating Committee determined to recommend to our Board that these individuals not be nominated as candidates for election to the Board, and that the four incumbent directors whose terms expire at the 2009 Annual Meeting be nominated for reelection.

        On March 11, 2009, our Board, after review and discussion, accepted the recommendations of the Nominating Committee.

        On March 12, 2009, Mr. Sanger informed Mr. Ackman of these determinations.

 BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) owned beneficially on March 20, 2009 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 35, and all Target directors and executive officers as a group. The column captioned "Total Shares Beneficially Owned" is the sum of issued shares and shares potentially issuable within 60 days. The column captioned "Common Stock Equivalents" is provided to present a more complete view of each person's economic interest in Target common stock.

Name of Individual or Number of Persons in Group	Issued Shares Beneficially Owned		Shares Potentially Issuable within 60 Days(1)	Total Shares Beneficially Owned(2)	Common Stock Equivalents(3)
Roxanne S. Austin	2,388		46,099	48,487	4,347
Calvin Darden	2,901		32,880	35,781	5,023
Mary N. Dillon	0		3,058	3,058	9,991
James A. Johnson	11,116		86,019	97,135	2,201
Richard M. Kovacevich	61,569		67,102	128,671	2,682
Mary E. Minnick	886		8,560	9,446	12,587
Anne M. Mulcahy	7,114		22,422	29,536	4,347
Derica W. Rice	0		3,058	3,058	9,991
Stephen W. Sanger	27,683		93,016	120,699	11,946
George W. Tamke	10,334		75,966	86,300	2,682
Solomon D. Trujillo	38,025		86,156	124,181	2,115
Gregg W. Steinhafel	429,424	(4)(5)	880,416	1,309,840	352,984
Douglas A. Scovanner	79,913	(4)(5)(6)	634,571	714,484	105,582
Michael R. Francis	25,124	(5)	324,565	349,689	79,009
John D. Griffith	15,571	(5)	342,343	357,914	54,357
Timothy R. Baer	11,152	(5)	166,120	177,272	51,814
Robert J. Ulrich	725,646	(5)	3,121,882	3,847,528	569,616
All directors and executive officers as a group (21 persons)	791,144	(5)	3,369,769	4,160,913	833,165

(1)
Includes shares of common stock that the named individuals may acquire on or before May 19, 2009 pursuant to exercisable stock options and the conversion of restricted stock units into common stock.

(2)
All directors and executive officers as a group own less than 1% of Target's outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 21,881 shares.

(3)
These amounts represent (i) the share equivalents of Target common stock held under Target's deferred compensation plans as of March 20, 2009, which are payable in cash and (ii) restricted stock units that are scheduled to convert into shares of our common stock more than 60 days after March 20, 2009.

(4)
Includes restricted stock awards that remain subject to forfeiture if the executive's employment terminates prior to age 55 or if the executive does not comply with advance notice of resignation requirements. These share totals are as follows: Mr. Steinhafel—106,016 and Mr. Scovanner—53,724.

(5)
Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 20, 2009.

(6)
Includes 3,000 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

Largest Owners of Target's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities (percent of class based on shares outstanding on March 20, 2009):

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class
State Street Bank and Trust Company	67,148,248(1)	8.9%
One Lincoln Street Boston, Massachusetts 02111
Capital Research Global Investors	63,556,570(2)	8.4%
333 South Hope Street Los Angeles, California 90071
Pershing Square Capital Management, L.P.	58,391,235(3)	7.8%
888 Seventh Avenue, 29th Floor New York, New York 10019
Capital World Investors	45,085,540(4)	6.0%
333 South Hope Street Los Angeles, California 90071

(1)
State Street Bank and Trust Company (State Street), trustee under Target's 401(k) Plan, reported its beneficial ownership in various fiduciary capacities on a Schedule 13G filed with the SEC on February 17, 2009. The filing indicates that as of December 31, 2008, State Street had sole voting power for 25,954,546 shares, shared voting power for 41,193,702 shares, sole dispositive power for 0 shares and shared dispositive power for 67,148,248 shares.

(2)
Capital Research Global Investors (CRGI) reported its beneficial ownership on a Schedule 13G filed with the SEC on February 17, 2009. The filing indicates that as of December 31, 2008, CRGI had sole voting power for 22,995,270 shares, shared voting power for 0 shares, sole dispositive power for 63,556,570 shares, and shared dispositive power for 0 shares.

(3)
Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC, Pershing Square Holdings GP, LLC and William A. Ackman (collectively, Pershing) reported their collective beneficial ownership on a Schedule 13D/A filed with the SEC on March 26, 2009. The filing indicates that as of March 26, 2009, Pershing had sole voting power for 0 shares, shared voting power for 58,391,235 shares, sole dispositive power for 0 shares and shared dispositive power for 58,391,235 shares. The number of shares reported as beneficially owned includes an unspecified number of shares that may be acquired within 60 days under physically-settled over-the-counter American-style call options. The filing states that as of March 26, 2009, Pershing had a total economic exposure to 59,642,001 shares of Target common stock, which would represent approximately 7.9% of total common shares outstanding as of that date, including Pershing's ownership of cash-settled call options.

(4)
Capital World Investors (CWI) reported its beneficial ownership on a Schedule 13G filed with the SEC on February 12, 2009. The filing indicates that as of December 31, 2008, CWI had sole voting power for 7,621,500 shares, shared voting power for 0 shares, sole dispositive power for 45,085,540 shares and shared dispositive power for 0 shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        Target's compensation programs are structured to align the interests of our executives and our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results over the long term.

        Our executive officer pay determinations in 2008 were based in significant part on our financial performance and the completion of our CEO leadership succession transition plans which focused on retention during a challenging and volatile economic environment. Under our age 65 mandatory retirement policy for executive officers, Mr. Ulrich retired as CEO in May 2008, at which time Mr. Steinhafel was appointed CEO. See the section titled "Executive- Specific Variations in Targeted Compensation Levels" for more details regarding our CEO succession.

        Target's financial results in 2008 were impacted by significant economic challenges that worsened in the latter half of the year. Despite these economic conditions, total revenues for the year rose 2.5% to $64.9 billion, we generated earnings of $2.2 billion and delivered diluted earnings per share of $2.86. In our Retail Segment, the pace of sales slowed meaningfully in the second half of the fiscal year, reducing operating margin as we incurred higher-than-expected holiday markdowns and experienced a de-leveraging of fixed expenses. In our Credit Card segment, measures of risk in our receivables portfolio deteriorated throughout the year, driving additional bad debt expense as we wrote-off accounts while adding appropriately to our reserve in anticipation of additional write-offs in 2009. As a result of these financial challenges, executive officers did not receive any payouts from our non-equity incentive plan and long-term performance share unit (PSU) payouts were significantly reduced.

        In broad terms, our compensation programs for executive officers reflect the competitive environment in which we operate, and incorporate performance-based criteria. More specifically, we:

  •
  Embrace a strong pay-for-performance approach, in which variable compensation represents a majority of potential total compensation;

  •
  Establish incentive plan payout levels to provide an opportunity for compensation payments well above median levels in the marketplace when financial performance goals are exceeded and our stock price increases, and for significantly reduced compensation when our financial performance is below expectations and our stock price decreases;

  •
  Incorporate a mix of cash and equity compensation elements with varying time horizons and financial measures to motivate and reward sustained outstanding performance that is aligned with shareholder interests and is not overly influenced by a single financial measure or timeframe that could otherwise result in excessive risk-taking;

  •
  Provide a competitive package of long-term, time-vested equity compensation, retirement and benefit plans to facilitate retention and provide opportunities to realize future value; and

  •
  Offer limited perquisites to promote efficiency in conducting company business and assist in the health and safety of our executive officers.

        The specific objectives of our variable compensation programs are to:

  •
  Focus attention on key financial performance measures that correlate with the creation of shareholder value including revenue, earnings per share (EPS), earnings before interest and taxes (EBIT) and economic value added (EVA);

  •
  Directly align the interests of our executive officers with those of our shareholders by linking most of long-term compensation to stock price performance; and

  •
  Allow actual compensation to vary based on individual subjective performance assessments.

Roles of Compensation Committee, Management and Consultants

        The Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for the CEO's pay package that is reviewed and approved by the independent directors of the full Board. The Committee receives assistance from two sources: (1) an independent compensation consulting firm, the Semler Brossy Consulting Group, LLC (SBCG); and (2) our internal executive compensation staff, led by our Executive Vice President of Human Resources.

        SBCG has been retained by and reports directly to the Committee and does not have any other consulting engagements with management or Target. Specifically, the Committee has asked SBCG to regularly provide independent advice on current trends in compensation design, including overall levels of compensation, the merits of using particular forms of compensation, the relative weightings of different compensation elements, and the value of particular performance measures on which to base compensation. Within this framework, SBCG has been instructed to work collaboratively with management, including our CEO, our Executive Vice President of Human Resources and her staff to gain an understanding of Target's business and compensation programs to help SBCG advise the Committee.

        Compensation recommendations for executive officers are made to the Committee in two separate ways:

  •
  With respect to CEO compensation, SBCG provides an independent recommendation to the Committee, in the form of a range of possible outcomes, for the Committee's consideration. In developing its recommendation, SBCG relies on its understanding of Target's business and compensation programs and SBCG's independent research and analysis. SBCG does not meet with the CEO with respect to his compensation.

  •
  For other executive officers, the Executive Vice President of Human Resources works with the CEO to develop the CEO's compensation recommendations to the Committee. In developing these recommendations, the Executive Vice President of Human Resources provides the CEO with market data on pay levels and compensation design practices provided by Hewitt Associates, LLC (Hewitt) covering the benchmark companies noted in the next section. Hewitt has no interaction with either the Committee or the CEO, but does interact with the Executive Vice President of Human Resources and her staff. In addition to providing market data, Hewitt performs other services for Target unrelated to the determination of executive compensation. The final recommendations to the Committee are determined by the CEO, and include a recommendation with respect to the compensation of the Executive Vice President of Human Resources. Importantly, SBCG provides the Committee with SBCG's independent view of the CEO's compensation recommendations.

        All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Committee.

Compensation Positioning

Competitive Benchmarking

        Specific compensation levels for each executive officer are evaluated annually relative to benchmark companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Hewitt. The companies included in the market comparisons are listed below.

Retail Group		General Industry Group

Best Buy	Lowe's	3M	McDonald's
Costco	Macy's	Abbott Labs	Medtronic
CVS Caremark	Safeway	Altria Group	MetLife
Home Depot	Sears	Anheuser-Busch	Microsoft
J.C. Penney	Supervalu	Archer Daniels Midland	PepsiCo
Kohl's	Walgreens	Coca-Cola	Pfizer
Kroger	Walmart	Deere	Procter & Gamble
		Dow Chemical	Time Warner
		FedEx	UPS
		General Mills	United Health Group
		Johnson & Johnson	Walt Disney
		Johnson Controls	Wells Fargo

        The selected retail peer group provides a cross-section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $15 billion in revenues) and meaningful competitors. General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. All of our peers are among the top 250 Fortune-ranked companies and the median annualized total return to shareholders for both groups has outperformed the S&P 500 over the past five years ended January 30, 2009. The composition of the peer groups is reviewed annually to ensure it is relevant and comprehensive, and any changes made are reviewed with SBCG and approved by the Compensation Committee. The Committee regularly reviews the financial performance of our peers as it provides a useful benchmark of companies generating profitable market share growth over time. In addition, in conjunction with our compensation goal-setting process, the Committee reviews how the pay of our executive officers compares to that of the peer groups. See the section entitled "Key Performance Measures and Performance Goals" for more details regarding our compensation goal-setting process.

Benchmarking Elements and Amounts

        For each executive officer position, market data from our benchmark companies is used to compare program design and establish a targeted level of "total direct compensation," which is the sum of:

  •
  Base salary;

  •
  Short-term (annual) cash incentive compensation; and

  •
  Long-term equity incentive compensation.

        Because we believe that executive compensation should be highly correlated with our financial performance and the creation of shareholder value, variable elements of compensation, particularly long-term equity-based awards, comprise a majority of total direct compensation for performance at goal. Over 60% of each executive officer's total direct compensation at goal is "at risk" and aligned with stock price and/or company financial performance. The following table outlines our pay elements for 2008.

Element	Description
Base Salary	• Represents 20% or less of an executive officer's total direct compensation for performance at goal.
• An executive officer's base salary is based on the size and scope of their position, individual expertise, experience and performance.
Short-term Incentive
•  Annual total short-term incentive opportunity (which includes non-equity incentive plan and personal performance payments) generally comprises 15% or less of an executive officer's total direct compensation for performance at goal, for the CEO it generally comprises 25% or less.
•  At goal performance, the non-equity incentive plan comprises two-thirds of the total short-term incentive and personal performance accounts for one-third.
•  Non-equity incentive plan payouts are based on annual performance of EBIT and EVA. EBIT makes up 50% of the non-equity incentive payout and EVA accounts for the other 50%.
• Personal performance payouts are discretionary and based on subjective, individual performance factors.
Long-term Incentive (LTI)
•  Comprises at least 65% of an executive officer's total direct compensation for performance at goal.
•  LTI awards are granted in the form of stock options, PSUs, and restricted stock units (RSUs), balancing awards tied to stock price performance and those tied to the combination of financial and stock price performance. This mix also facilitates retention and is consistent with our compensation philosophy and peer group market practice.
•  50% of the LTI awards are delivered as stock options, 25% are PSUs and 25% are RSUs.
• PSU awards are based 50% on revenue and 50% on EPS performance over a 3-year period.
Total Direct Compensation
•  If financial performance goals are exceeded and our stock price increases, the above elements aim to deliver total direct compensation in the top quartile of the benchmark comparison for executive officers.
•  Top quartile positioning also recognizes the high level of "at risk" compensation for our executive officers, as mentioned earlier.
• If financial performance falls below threshold levels and our stock price decreases meaningfully, the above elements will deliver significantly reduced total direct compensation.

2008 Compensation Actions Table

        We have included a table outlining compensation decisions made in connection with the 2008 fiscal year for the named executive officers that differs from the Summary Compensation Table in the following ways:

  •
  It reflects determinations made by our Compensation Committee based on our annual grant cycle that includes equity awards granted in different fiscal years. The annual grant cycle includes long-term incentive awards approved in January of each year. The awards are comprised of stock options and RSUs granted in January and PSUs granted two months later in March (to align with our financial goal-setting process).

  •
  It reflects the annual grant date fair value of equity awards granted during our annual grant cycle (based on FAS 123(R) assumptions) rather than the annual accounting expense of equity awards over multiple years.

Name	Year	Salary ($)	Non-Equity Incentive Plan ($)	Personal Performance Payments ($)	Stock Awards ($)	Option Awards ($)	Total Direct Compensation ($)
Gregg W. Steinhafel	2008	1,345,769	0	447,680	4,100,028	4,074,038	9,967,515
Chairman, President and	2007	1,235,769	54,141	447,680	4,700,038	4,586,845	11,024,473
Chief Executive Officer	2006	1,130,000	654,197	389,411	9,250,093	4,562,952	15,986,653
Douglas A. Scovanner	2008	972,115	0	270,203	2,700,009	2,697,553	6,639,880
Executive Vice President	2007	915,961	34,095	270,203	2,700,022	2,678,711	6,598,992
& Chief Financial Officer	2006	881,635	480,566	274,560	5,700,050	1,592,387	8,929,198
Michael R. Francis	2008	803,846	0	231,558	1,900,040	1,884,591	4,820,035
Executive Vice President	2007	710,769	29,219	231,558	1,900,015	1,871,429	4,742,991
& Chief Marketing Officer	2006	665,770	353,423	201,920	2,800,073	1,273,913	5,295,099
John D. Griffith	2008	672,115	0	198,742	1,400,053	1,367,255	3,638,165
Executive Vice President—	2007	598,077	25,078	198,742	1,500,012	1,467,797	3,789,706
Property Development	2006	549,039	327,659	187,200	2,500,089	1,071,246	4,635,233
Timothy R. Baer Executive Vice President, General Counsel & Corporate Secretary	2008	597,115	0	184,327	1,200,044	1,145,533	3,127,019

2008 Key Performance Measures and Performance Goals

        Our incentive programs use a combination of revenue, profit and investment metrics with annual and three-year time horizons to provide a balanced assessment of our performance over time and ensure that our compensation performance metrics support our financial and strategic objectives. For each performance measure, we set a goal level of performance that is approved in advance by our Compensation Committee and independent directors and takes into consideration the financial performance of our peer companies. Actual performance against these goals determines the amount, if any, of payments to executive officers under our variable compensation plans.

        The following section describes the performance measures used under our short-term and long-term incentive compensation plans in 2008, the financial or strategic objective they are intended to reinforce, and the variable compensation element(s) with which they are aligned.

Variable Short-Term Cash-Based Incentive Measures (Personal Performance and Non-Equity Incentive Plan)

  •
  EBIT—One of two financial performance measures for payments under our annual non-equity incentive plan. This measurement is designed to reinforce our focus on the annual growth in our profitability before interest and taxes. Because the majority of our credit card receivables portfolio earns interest based on a variable interest rate, changes in interest rates affect finance charge revenues that, in turn, affect reported EBIT. Accordingly, we adjust EBIT to generally neutralize the impact of interest rate fluctuations (either up or down) on incentive plan calculations.

  •
  Investment Discipline—EVA is the second financial performance measure for payments under our annual non-equity incentive plan. EVA is a measure of annual earnings after an estimated after-tax cost of capital charge and is used to evaluate the degree to which capital is being efficiently invested. A positive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating EVA, we use an annualized after-tax blended cost of debt and equity capital of nine percent for capital used to fund our core retail operations and approximately five percent for capital used to fund our credit card operations. For store-based assets, our calculation of EVA is measured against a prototype store return profile over time, which has been derived from our historical pattern of results as a function of store age.

  •
  Personal Performance—All executive officers are eligible to earn a personal performance payment. For all executive officers other than the CEO (see page 34 for further discussion regarding the CEO), personal performance payments correspond to a predetermined percentage of their base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of an executive officer's base salary. Review scores are approved by the Compensation Committee and are discretionary based on subjective management criteria, including the executive officer's ability to develop a high performance team, their ability to lead strategic initiatives and their demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe performance should be judged, but which are not quantifiable or linked to our financial statements. For fiscal 2008, the Compensation Committee approved the CEO's recommended personal review scores for executives; due to our disappointing financial results in 2008, however, the Committee exercised its discretion to reduce the personal performance payments from the amount determined by the payout matrix to a level equivalent to the executives' 2007 personal performance payouts.

Variable Long-Term Equity-Based Incentive Measures (Option Awards and Stock Awards)

  •
  Stock Price—We believe consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options, PSUs and RSUs are the vehicles we use to provide our executive officers with a stake in this potential reward of their efforts. The actual compensation realized from stock options is dependent on increases in our stock price after the option grant dates and on each executive officer's decision of when to exercise. The value of PSU and RSU awards is also dependent on our stock price performance over time.

  •
  Revenue—One-half of PSU awards are based on generating revenue growth over a three-year performance period. Our principal sources of this growth are contributions from new store expansion and increases in both comparable store sales and net credit card revenues. Our objective is to consistently grow revenue at a sufficient pace to facilitate continued market share gains and drive sustainable earnings growth.

  •
  EPS—The other one-half of PSU awards are based on three-year EPS growth. We believe our focus on achieving sufficiently high growth in EPS over a sustained period will generate substantial value for our shareholders over the long term.

2008 Performance Goals for Variable Plans and Actual Results

  •
  Non-Equity Incentive Plan—Payouts are based on achieving pre-approved annual EBIT and EVA goals for 2008. One-half of each executive officer's potential non-equity incentive plan payout is determined by performance related to each measure. Because our 2008 performance was well below the threshold level for both EBIT and EVA, executive officers did not receive a non-equity incentive payout. The goals in effect for 2008 were as follows:

Non-Equity Incentive Plan—Fiscal 2008

	Performance Required for Payout (in millions)
			Actual Performance (in millions)
Performance Measure	Threshold	Goal
EBIT	$5,146	$5,417	$4,541
EVA	$797	$964	$358
  •
  Long-Term Equity Incentive Plan—Payouts of PSUs are based on actual compound EPS and revenue growth over a three-year period compared with pre-determined goals as shown in the following table:

Equity Incentive Plan (Performance Share Units)
Performance Levels for Outstanding Awards

								Actual Performance for Completed Performance Period
		Compound Annual EPS Growth Required for Payout At			Compound Annual Revenue Growth Required for Payout At
	Final Performance Year							EPS Growth	Revenue Growth
Base Year		Threshold	Goal	Maximum	Threshold	Goal	Maximum
2005	2008	7.0%	15.0%	17.5%	7.0%	11.0%	13.0%	2.1%	7.2%
2006	2009	7.0%	14.0%	17.0%	8.0%	10.0%	13.0%	n/a	n/a
2007	2010	7.0%	10.0%	15.0%	6.5%	8.0%	12.0%	n/a	n/a

    Details regarding each of the outstanding awards shown above are as follows:

    •
    2008 Final Performance Year award:  Because our three-year performance ending with fiscal 2008 was only slightly above the threshold for revenue growth and well below the threshold level for EPS, executive officers received a PSU payout near the minimum of our payout matrix for the revenue growth component of the award and no payout for the EPS component of the award.

    •
    2009 Final Performance Year award:  Executive officers will earn a payout for this PSU award if we achieve compound annual growth rates over a three-year period for revenue and EPS as shown in the preceding table. The fiscal 2006 baseline revenue was adjusted to a 52-week basis for comparability. For purposes of calculating this PSU award, fiscal 2009 EPS will be determined using a fixed effective tax rate established in March 2007 to prevent future tax volatility from having an unintended effect on payouts.

    •
    2010 Final Performance Year award:  Executive officers will earn a payout for this PSU award if we achieve compound annual growth rates over a three-year period for revenue and EPS as shown in the preceding table. For purposes of calculating this PSU award, fiscal 2010 EPS will be determined using a fixed effective tax rate established in March 2008.

2009 Variable Short-Term and Long-Term Incentive Plans

  •
  Non-Equity Incentive Plan—Annual payouts for fiscal year 2009 will continue to be based on EBIT and EVA performance measures. However, due to the level of uncertainty in the current economic environment and to correspond with our natural business cycles, the goals for 2009 will be split and based on two separate performance periods, spring season and fall season. The sum of the payouts from each season, if any, will be paid to executive officers in March 2010.

  •
  Personal Performance Payments—There is no change to this plan for fiscal year 2009.

  •
  Long-Term Equity Incentive Plan—In response to the uncertain economic environment, we are moving away from the use of absolute measures of revenue growth and EPS within our long-term equity incentive plan. For PSUs granted in 2009, payouts are based on our relative performance as compared to our retail peer companies for both domestic net sales and EPS. We have replaced revenue with domestic net sales to measure our performance in the United States against the performance of our retail peers in the United States. Executive officers will earn a goal payout for PSUs granted in March 2009 if we achieve a rank of 6 among 15 retail peers including ourselves for both the domestic net sales and EPS measures over a three-year period. Fiscal 2008 domestic net sales and EPS will provide the baseline for the March 2009 awards.

Policies on Stock Ownership and Equity Grant Timing

Stock Ownership Requirements

        To ensure that the interests of our executive officers remain aligned with long-term shareholder interests, we have stock ownership guidelines that require our executive officers to hold a specific multiple of their base salary in Target common stock. Executive officers have five years to comply with these guidelines from the first day of the fiscal year after they became an executive officer. If compliance is not achieved by the deadline, the executive officer must hold any shares acquired on the exercise of stock options (net of the exercise price and applicable taxes) or the vesting of PSUs or RSUs (net of applicable taxes) until compliance is achieved. If a decline in our stock price is the cause of non-compliance, an executive officer will have one year to achieve compliance.

        In determining compliance with these guidelines, executives are considered to own all shares that are subject to SEC Section 16 reporting requirements other than stock options. This includes:

  •
  PSUs that have been earned but not yet issued due to a deferral election;

  •
  Restricted stock and RSUs, whether vested or unvested;

  •
  Shares/share equivalents held in our 401(k) plan and the executive deferred compensation plan; and

  •
  Shares owned directly.

        Our guidelines and the compliance status as of March 20, 2009 for the executive officers named in this proxy statement are shown below. All of our named executive officers have met or exceeded their guidelines.

Name	Guideline Amount	Current Amount
(Multiple of 2008 Base Salary)
Gregg W. Steinhafel	5X	17.6X
Douglas A. Scovanner	3X	5.8X
Michael R. Francis	3X	3.7X
John D. Griffith	3X	3.1X
Timothy R. Baer	3X	3.2X

Grant Timing Policy

        We have the following practices regarding the timing of equity compensation grants which includes stock option exercise price determinations. These practices have not been formalized in a written policy, but they are strictly observed.

  •
  Stock options and RSUs are granted on the date of our regularly scheduled January Compensation Committee meeting. PSUs are granted on the date of our regularly scheduled March Compensation Committee meeting in order to align the grant date of the award with our financial goal-setting process. These meetings are scheduled more than one year in advance.

  •
  We set the exercise price of stock awards at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

  •
  We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process completely separate from our equity grants.

  •
  On occasion we make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. Grants to executive officers are approved by the Compensation Committee with an effective date on or after the date of approval. If the grant date is after the date of approval, it is on a date specified by the Committee at the time of approval.

        In addition, our Long-Term Incentive Plan expressly prohibits the repricing of any outstanding stock options.

Retention Elements

Long-Term Incentive Compensation

        We have designed certain aspects of our long-term variable equity compensation program to encourage executives to continue their employment with us. Specifically, we use a:

  •
  four-year installment vesting schedule for stock options;

  •
  three-year performance period for PSUs;

  •
  three-year cliff vesting for RSUs; and

  •
  a long-term incentive extension provision that provides a minimum of two additional years to exercise stock options (with continued vesting) following termination. This feature requires at least 15 years of service.

        Our other, non-variable compensation programs also contain elements to encourage our executives to remain at Target. These programs are our:

  •
  Pension plans;

  •
  Deferred compensation and 401(k) plans; and

  •
  Perquisites.

Pension Plan

        We provide pension benefits to eligible employees. Eligible employees are generally limited to those employed by the corporation prior to January 1, 2009. A detailed description of our pension benefits is set forth in the notes to the compensation tables that follow. Our pension benefits are determined solely with reference to base salary, personal performance payments and non-equity incentive plan payments. Any value realized from equity compensation awards does not influence pension benefits.

        Although the pension benefit formula is the same for all eligible employees, for more highly compensated eligible employees we provide this benefit through a combination of a tax-qualified pension plan and related supplemental plans. Because tax regulations limit the amount of compensation that can be used to determine benefits provided by a tax-qualified plan, the supplemental plans are designed to provide the same benefit an eligible employee would have received under the tax-qualified plan if the limitations did not apply. Participation in the supplemental plans is determined solely on the basis of whether an eligible employee's compensation exceeds the limitations applicable to tax-qualified plans and is not limited to an eligible employee's status as an executive officer.

        For eligible officers, we transfer the value of the supplemental pension benefit to their deferred compensation account to allow them to direct the investment of the value of their pension benefit, give them more flexibility regarding the timing of receipt of their benefits, and provide them with more visibility into the value of their pension benefit. We believe this feature assists our retention objective.

Deferred Compensation

        We currently offer a nonqualified deferred compensation plan, called the Target Corporation Officer EDCP (EDCP), which is generally available to all employees at the management level. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on a tax-deferred basis. Amounts deferred into EDCP can be indexed to the same investment alternatives, including Target common stock, that are available to all eligible employees under our 401(k) plan.

        For a small number of executive officers, we provide "above-market" earnings that represent an interest credit under an older, frozen deferred compensation plan, called the Target Corporation Officer Deferred Compensation Plan (ODCP). Deferrals into this plan were discontinued in 1996, and no new participants were allowed into the plan after that year. Since then, we have continued to pay an above-market interest credit on plan balances in accordance with the plan's terms.

        Balances in the deferred compensation plans reflect the savings, earnings and supplemental pension benefits that have accumulated over time. The amounts directly correlate to the long tenure of our executives, individual investment choices and individual decisions regarding the level of savings over time.

Perquisites

        We provide certain perquisites to our executive officers, principally to allow them to devote more time to company business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. The personal use of our aircraft and local commuting services provided to our CEO are provided for security reasons. Other perquisites are described on pages 36-37 of this proxy statement.

Employment Contracts

        None of our executive officers, including our CEO, have employment contracts.

Income Continuance

        We have an Income Continuance Policy (ICP) that is provided to executives who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary plus the average of the last three years of personal performance and non-equity incentive plan payments.

Executive-Specific Variations in Targeted Compensation Levels

        The design of our compensation elements is generally the same for all executive officers, except as follows:

  Mr. Ulrich

        Mr. Ulrich turned 65 in April 2008 and retired as our CEO effective May 1, 2008, as required by our mandatory retirement policy. He remained Chairman of the Board through January, 2009. Mr. Ulrich became CEO on April 13, 1994. During his tenure, Target Stores nearly tripled the number of locations, increased sales more than four times, and has become one of the most recognized and valuable brands in retail.

        As a result of his long career with the organization, his choice to defer the majority of his compensation regularly, and our financial success under his stewardship, Mr. Ulrich received significant deferred compensation payments in 2008. In addition, Mr. Ulrich received much of his compensation in the mid-1980s and into the 1990s through the ODCP, designed to retain premier talent and to reward longevity with the company. As mentioned earlier, this plan was frozen in 1996.

        Due to his retirement, Mr. Ulrich did not receive any stock option or RSU awards in fiscal 2008. Mr. Ulrich did not receive a personal performance payment for fiscal 2008.

  Mr. Steinhafel

        Mr. Steinhafel became our CEO on May 1, 2008 and was named Chairman of the Board effective February 1, 2009. He has been with Target for nearly 30 years, and has helped create and implement many of the strategies that have contributed to our long-term success. Mr. Steinhafel's most recent long-term incentive awards (January 2009 stock options and RSUs, and March 2009 PSUs) were based on total direct compensation positioning around the 60th and 75th percentiles of our general and retail industry benchmark data for CEOs at goal, respectively. Mr. Steinhafel's personal performance payment is 100% discretionary. For fiscal 2008, the Board considered a number of factors in determining Mr. Steinhafel's personal performance payment, including the additional responsibilities related to his promotion to chief executive officer, the strength of his leadership during a period of significant economic challenges and his focus on greater strategic alignment, transparency and clarity throughout the organization. In balancing these positive considerations with our disappointing financial results during 2008, the Board determined that Mr. Steinhafel's 2008 personal performance payment would be equivalent to his 2007 personal performance payment of $447,680.

  Tax Considerations—Code Section 162(m)

        Our compensation programs are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code in the following ways:

  •
  Under a shareholder-approved plan, most of our long-term equity awards qualify as deductible performance-based compensation under Section 162(m).

  •
  Our non-equity incentive plan payments are paid under a shareholder-approved plan and intended to qualify as deductible performance-based compensation. The 2008 personal performance payments, which are classified as bonus payments in the Summary Compensation Table, do not qualify as deductible performance-based compensation.

  •
  For any compensation that is not deductible under Section 162(m), we encourage executive officers to defer the portion of their compensation that would not be deductible. Because deferred compensation is generally not payable until after termination of employment, it is not subject to the deduction limits of Section 162(m) when ultimately paid. However, we will pay compensation above the limit to maintain flexibility and help retain and motivate our executive officers.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

        Compensation Committee members:

        James A. Johnson, Chair
        Calvin Darden
        Stephen W. Sanger
        Solomon D. Trujillo

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Gregg W. Steinhafel	2008	$1,345,769	$447,680	$(1,861,911)	$5,049,389	$0	$340,537	$539,953	$5,861,417
Chairman, President &	2007	$1,235,769	$447,680	$496,676	$3,212,073	$54,141	$265,699	$323,020	$6,035,058
Chief Executive Officer	2006	$1,130,000	$389,411	$6,118,836	$2,977,996	$654,197	$313,234	$472,979	$12,056,653
Douglas A. Scovanner	2008	$972,115	$270,203	$67,765	$4,195,943	$0	$142,271	$306,724	$5,955,021
Executive Vice President &	2007	$915,961	$270,203	$2,035,396	$1,952,340	$34,094	$109,719	$291,536	$5,609,249
Chief Financial Officer	2006	$881,635	$274,560	$3,159,653	$1,283,511	$480,566	$144,598	$313,047	$6,537,570
Michael R. Francis	2008	$803,846	$231,558	$(661,379)	$1,705,806	$0	$27,536	$344,987	$2,452,354
Executive Vice President—	2007	$710,769	$231,558	$1,060,642	$1,928,357	$29,219	$16,050	$201,272	$4,177,867
Chief Marketing Officer	2006	$665,770	$201,920	$2,291,595	$1,322,070	$353,423	$30,785	$269,677	$5,135,240
John D. Griffith	2008	$672,115	$198,742	$(203,316)	$1,049,442	$0	$12,323	$200,115	$1,929,421
Executive Vice President—	2007	$598,077	$198,742	$774,181	$774,595	$25,077	$2,815	$165,904	$2,539,391
Property Development	2006	$549,039	$187,200	$1,620,404	$624,646	$327,659	$11,799	$180,117	$3,500,864
Timothy R. Baer	2008	$597,115	$184,327	$200,269	$1,589,578	$0	$15,283	$237,474	$2,824,046
Executive Vice President, General Counsel & Corporate Secretary
Robert J. Ulrich	2008	$1,600,000	$0	$(7,058,609)	$4,245,562	$0	$983,745	$1,285,507	$1,056,205
Former Chairman &	2007	$1,661,538	$2,200,000	$(2,175,894)	$7,741,804	$685,440	$833,618	$1,238,898	$12,185,404
Chief Executive Officer(5)	2006	$1,659,616	$3,000,000	$16,648,572	$8,562,650	$3,128,960	$892,414	$2,536,479	$36,428,691

(1)
Amount expensed in fiscal 2008 pursuant to FAS 123(R) for performance share units and restricted stock units awarded in fiscal 2008 and prior years, offset for each named officer by reversals in fiscal 2008 and 2007 of a portion of the amounts expensed in 2006 and reported in the 2006 Summary Compensation Table, due to reductions in assumptions regarding payout levels. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions and exclude reversals of amounts expensed but not reported in prior years' Summary Compensation Tables, both of which are used for financial reporting purposes. See Note 25, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2008, 2007 and 2006 for a description of our accounting and the assumptions used.

(2)
Amount expensed in fiscal 2008 pursuant to FAS 123(R) for stock options awarded in fiscal 2008 and prior years. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes, and reflect accelerated expensing for named executive officers who are eligible for post-termination vesting extensions. Stock option values are based on the Black-Scholes option pricing model. See Note 25, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2008, 2007 and 2006 for a description of our accounting and the assumptions used.

(3)
For 2008, the following amounts are related to the change in pension value and above-market earnings on nonqualified deferred compensation:

Name	Change in Pension Value	Nonqualified Deferred Compensation Earnings
Mr. Steinhafel	$44,995	$295,542
Mr. Scovanner	$27,700	$114,571
Mr. Francis	$9,683	$17,853
Mr. Griffith	$12,323	$0
Mr. Baer	$15,283	$0
Mr. Ulrich	$107,612	$876,133

  Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in 2008, 2007 and 2006 were 6.50%, 6.45% and 5.80% respectively. The Change in Pension Value column reflects the additional pension benefits attributable to service and changes in the discount rate.

  The above-market earnings on nonqualified deferred compensation consist of an additional 6.0% annual return on a frozen deferred compensation plan, the Target Corporation Officer Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation table for additional information.

(4)
The amounts reported for 2008 include matching credits of up to a maximum of 5% of cash compensation allocated among the Target 401(k) Plan and the EDCP, the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values (as described in more detail in the narrative following the Pension Benefits table), perquisites and, for Mr. Ulrich, amounts accrued in connection with his retirement.

	Match Credits	Life Insurance	SPP Credits		Perquisites	Accrued Post- Employment Benefits		Total
Mr. Steinhafel	$93,550	$6,329	$305,550		$134,524	$0		$539,953
Mr. Scovanner	$63,558	$6,329	$209,064		$27,773	$0		$306,724
Mr. Francis	$53,635	$5,044	$149,170		$137,138	$0		$344,987
Mr. Griffith	$44,768	$4,624	$110,411		$40,312	$0		$200,115
Mr. Baer	$40,178	$4,233	$151,569		$41,494	$0		$237,474
Mr. Ulrich	$227,041	$31,970	$0	(a)	$295,289	$731,207	(b)	$1,285,507
  (a)
  Mr. Ulrich received a negative SPP credit of $(88,851) in 2008, which was deducted from his EDCP account.

  (b)
  The accrued post-employment benefits consist of Mr. Ulrich's accrued vacation balance of $367,100 (payable in cash) and the post-retirement local commuting and security benefit of $364,107 described in the section captioned "Potential Payouts Upon Termination or Change-in-Control."

  Further detail on the perquisites provided to the named executive officers is as follows:

	Local Commuting Services	Personal Use of Company Aircraft	Other	Total
Mr. Steinhafel	$0	$72,794	$61,730	$134,524
Mr. Scovanner	$0	$0	$27,773	$27,773
Mr. Francis	$0	$84,780	$52,358	$137,138
Mr. Griffith	$0	$0	$40,312	$40,312
Mr. Baer	$0	$1,823	$39,671	$41,494
Mr. Ulrich	$140,500	$104,697	$50,092	$295,289

        The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Mr. Ulrich's and Mr. Steinhafel's personal use of private aircraft and Mr. Ulrich's local commuting services are dictated by a security study. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or "deadhead," flights. Incremental cost for local commuting services include the direct costs of using third-party driving services, fuel, maintenance, and annual depreciation of a company-owned car used primarily for these services.

        The "other" perquisites, none of which individually exceed $25,000, consist of a company provided car or car allowance, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, gifts and executive physicals. In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

  •
  Membership in a downtown business club. The club is used almost exclusively for business functions; however, executives may occasionally use the club for personal purposes provided they pay for any meal or other incremental costs;

  •
  Occasional use of support staff time for personal matters;

  •
  Occasional personal use of empty seats on business flights of company-owned aircraft;

  •
  Allowing a companion to accompany them on company-owned aircraft; and

  •
  Occasional personal use of event tickets when such tickets are not being used for business purposes.

(5)
Mr. Ulrich retired as Chief Executive Officer on May 1, 2008, and remained as a team member through January 30, 2009.

Grants of Plan-Based Awards in Fiscal 2008

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
										Per Share Exercise or Base Price of Option Awards(5)
											Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregg W. Steinhafel	3/12/08	$506,250	$2,025,000	$5,400,000
	3/12/08				22,737	90,945	136,418				$4,700,038
	1/14/09								326,184	$33.80	$4,074,038
	1/14/09							60,651			$2,050,004
Douglas A. Scovanner	3/12/08	$97,500	$520,650	$3,783,000
	3/12/08				13,062	52,245	78,368				$2,700,022
	1/14/09								215,977	$33.80	$2,697,553
	1/14/09							39,941			$1,350,006
Michael R. Francis	3/12/08	$77,500	$413,850	$3,007,000
	3/12/08				9,192	36,765	55,148				$1,900,015
	1/14/09								150,888	$33.80	$1,884,591
	1/14/09							28,107			$950,017
John D. Griffith	3/12/08	$67,500	$360,450	$2,619,000
	3/12/08				7,257	29,025	43,538				$1,500,012
	1/14/09								109,468	$33.80	$1,367,255
	1/14/09							20,711			$700,032
Timothy R. Baer	3/12/08	$60,000	$320,400	$2,328,000
	3/12/08				5,805	23,220	34,830				$1,200,010
	1/14/09								91,716	$33.80	$1,145,533
	1/14/09							17,752			$600,018
Robert J. Ulrich	3/12/08	$150,000	$600,000	$1,600,000
	3/12/08				22,737	90,945	136,418				$4,700,038

(1)
Awards represent potential payments under our Executive Short-Term Incentive Plan for fiscal 2008. Payments are based on specified target levels of EBIT and EVA, as described in the Compensation Discussion and Analysis. The payment range for Mr. Ulrich represents 25% of a full year payout range, as he was CEO for 25% of the year.

The actual amounts earned for fiscal 2008 are reported in the Summary Compensation table as Non-Equity Incentive Plan Compensation. Executives must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement after age 55 with at least five years of service. The maximum payments are based on the plan maximum, which is generally four times salary less, for executives other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the Plan.

(2)
Awards represent potential payments under PSUs granted under our Long-Term Incentive Plan in fiscal 2008. Payments are based on specified target levels of earnings per share growth and revenue growth. See the Compensation Discussion and Analysis for the performance targets on PSUs granted in Fiscal 2008. The other terms of the PSUs are described in Note 3 to the Outstanding Equity Awards table.

(3)
Awards represent RSUs granted under our Long-Term Incentive Plan. The terms of the RSUs are described in Note 3 to the Outstanding Equity Awards table.

(4)
Awards represent stock options granted under our Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table.

(5)
The exercise price of all options was based on the volume weighted average price of Target common stock on the date of grant.

(6)
Grant date fair value for stock options, PSUs and RSUs was determined pursuant to FAS 123(R). For PSUs, the actual number of units that can be earned ranges from 0 to 150% of the target amount. For this type of award, the amount reported is based on an assumption that 100% of the target number of units will be earned.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, nits or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Gregg W. Steinhafel	205,909	0	$34.00	1/10/2011		231,675	$7,228,260	37,309	$1,164,041
	147,059	0	$40.80	1/09/2012
	128,884	0	$30.26	1/08/2013
	75,817	0	$38.25	1/14/2014
	101,154	0	$49.43	1/12/2015
	91,701	30,567	$53.98	1/11/2016
	0	159,884	$48.16	6/14/2016
	65,973	65,973	$58.13	1/10/2017
	63,919	191,758	$48.89	1/09/2018
	0	326,184	$33.80	1/14/2019
Douglas A. Scovanner	117,663	0	$34.00	1/10/2011		158,673	$4,950,598	23,660	$738,192
	110,295	0	$40.80	1/09/2012
	96,663	0	$30.26	1/08/2013
	67,974	0	$38.25	1/14/2014
	80,923	0	$49.43	1/12/2015
	76,417	25,473	$53.98	1/11/2016
	47,308	47,308	$58.13	1/10/2017
	37,328	111,987	$48.89	1/09/2018
	0	215,977	$33.80	1/14/2019
Michael R. Francis	29,542	0	$33.85	1/12/2010		49,194	$1,534,853	17,670	$551,304
	61,275	0	$40.80	1/09/2012
	54,249	0	$38.25	1/14/2014
	60,692	0	$49.43	1/12/2015
	54,882	18,294	$53.98	1/11/2016
	37,846	37,847	$58.13	1/10/2017
	26,079	78,237	$48.89	1/09/2018
	0	150,888	$33.80	1/14/2019
John D. Griffith	58,832	0	$34.00	1/10/2011		41,798	$1,304,098	14,146	$441,355
	61,275	0	$40.80	1/09/2012
	53,702	0	$30.26	1/08/2013
	32,027	0	$38.25	1/14/2014
	40,462	0	$49.43	1/12/2015
	43,766	14,589	$53.98	1/11/2016
	31,825	31,826	$58.13	1/10/2017
	20,454	61,363	$48.89	1/09/2018
	0	109,468	$33.80	1/14/2019
Timothy R. Baer	7,386	0	$33.85	1/12/2010		27,595	$860,964	11,634	$362,981
	7,354	0	$34.00	1/10/2011
	6,128	0	$40.80	1/09/2012
	8,262	0	$30.26	1/08/2013
	19,608	0	$38.25	1/14/2014
	40,462	0	$49.43	1/12/2015
	36,124	12,042	$53.98	1/11/2016
	24,944	24,945	$58.13	1/10/2017
	15,852	47,556	$48.89	1/09/2018
	0	91,716	$33.80	1/14/2019
Robert J. Ulrich	750,000	0	$34.00	1/10/2011		0	$0	69,895	$2,180,724
	625,000	0	$40.80	1/09/2012
	547,753	0	$30.26	1/08/2013
	270,589	0	$38.25	1/14/2014	(4)
	368,198	0	$49.43	1/30/2014	(4)
	284,828	94,943	$53.98	1/30/2014	(4)
	211,595	211,595	$58.13	1/30/2014
	63,919	191,758	$48.89	1/30/2014

(1)
Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. Recipients of stock options must be continuously employed by us from the grant date to the applicable vesting date to become vested. If an executive officer's employment is terminated, unvested options are forfeited and the executive officer will have 210 days to exercise any vested options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

  For stock options granted prior to January 12, 2005, the potential extension of the vesting and post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
55	5	5 Years
45-54	15	2 Years

  To receive these extension provisions, the executive must provide a one-year advance notice if the termination is voluntary and sign an agreement that includes a non-solicitation clause and provides that the award will be terminated if the executive becomes employed by specified competitors. These vesting-extension provisions are not available if an executive is involuntarily terminated due to a dishonest or illegal act.

  A five-year exercise period (not to exceed the original ten-year term of the option) will apply in the event of the executive's termination due to death or a disability. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Options are transferable during the life of the recipient to certain family members and family-controlled entities.

  The extension provisions described above do not apply to the June 14, 2006 grant to Mr. Steinhafel. Additionally, the June 14, 2006 grant to Mr. Steinhafel does not vest until the earlier of June 14, 2010, his death or his disability. The award is forfeited if he voluntarily terminates before those events. If Mr. Steinhafel is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy, he will be 50% vested in the June 14, 2006 grant.

(2)
Includes: (A) RSUs granted in fiscal 2006 (2006 RSUs) and related dividend equivalents; (B) RSUs granted in fiscal 2008 (2008 RSUs) and (C) for Messrs. Scovanner and Steinhafel, outstanding restricted stock awards that were awarded from 1993 to 1995.

RSUs are subject to cliff-vesting three years after the date of grant. Recipients of RSUs must generally be continuously employed through the vesting date to become vested. For the 2006 RSUs, continuous employment is not required if the executive is age 55 or older and has 15 years of service, provides a one-year advance notice of retirement, and signs a non-solicitation agreement. The terms of the 2008 RSUs are the same as the terms of the 2006 RSUs described in Note 2 above, except a pro rata portion of the 2008 RSUs will vest after the second anniversary of the grant date if the executive is age 55 or older, has 15 years of service (or age 65 with 5 years of service), and provides a one-year advance notice of retirement. In addition, vesting is accelerated in the event of death or disability, and 50% of the RSUs will vest if the recipient is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned "Potential Payments Upon Termination or Change-in-Control"). Upon vesting, units are converted into shares of our common stock on a 1:1 basis. Recipients of the 2006 RSUs may elect to defer receipt of any shares issuable upon vesting of the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period and the deferral period (if applicable).

  The restricted stock awards that were awarded from 1993 to 1995 will vest upon the executive's retirement provided that retirement occurs after age 55 and the executive provides one-year's advance notice of his retirement date. The vesting date will be accelerated in the following circumstances:

  •
  Death or total disability (100% vesting)

  •
  Qualifying involuntary termination after age 55 (100% vesting)

  •
  Qualifying involuntary termination prior to age 55 (50% vesting)

  •
  Change-in-control (100% vesting)

(3)
The shares reported in this column represent potentially issuable shares under outstanding PSU awards. PSUs represent the right to receive a variable number of shares based on actual performance over the performance period. Up to one-half of the maximum number of shares can be earned based on our compound annual revenue growth and one-half based on our compound annual EPS growth. The number of shares reported is based on our performance period to date growth rates for revenue and EPS and assuming that the payout will occur at the next highest level (all are reported at threshold payout levels). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividends or dividend equivalents are not paid on PSUs during the performance period. The recipients of PSU awards may elect to defer receipt of any shares issuable upon earning the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election, and dividend equivalents are paid (in the form of additional units) during the deferral period.

The payment date of the awards, to the extent they are earned, will be the date the Compensation Committee certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as "vesting-extension provisions"):

•
Death or disability;

•
Executive is age 65 or greater and has at least five years of service;

•
Executive is age 55-64 and has at least 15 years of service; or

•
Executive is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

  To receive these vesting-extension provisions, the executive must comply with the same conditions that are applicable to the vesting and post-termination extension of stock-options that are described in Note 1 above.

(4)
Mr. Ulrich has transferred a portion of the options to a trust established for estate planning purposes. Mr. Ulrich transferred 172,681, 184,099, and 94,942 of the options expiring 2014, 2015, and 2016, respectively. Mr. Ulrich has retained control over the options through the terms of the trust.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting(2)
Gregg W. Steinhafel	—	—	3,489	$94,831
Douglas A. Scovanner	—	—	1,260	$34,247
Michael R. Francis	—	—	882	$23,973
John D. Griffith	—	—	693	$18,836
Timothy R. Baer(3)	—	—	567	$15,411
Robert J. Ulrich(4)	—	—	440,117	$23,345,200

(1)
Shares represent the number of PSUs that were earned with respect to the three-year performance period ending with fiscal 2008. The number earned represents 3.4% of the target number of units originally awarded. See note 4 for additional shares included for Mr. Ulrich.

(2)
Value Realized on Vesting was determined by using the volume weighted average price of Target common stock on the date of vesting.

(3)
Mr. Baer elected to defer receipt of one-half of the shares earned to a specified future date. The shares will be held as stock units, and earn dividend equivalents, until the payment date.

(4)
Includes 435,456 shares of restricted stock awarded from 1993 to 1995 that vested upon Mr. Ulrich reaching age 65.

Pension Benefits for Fiscal 2008

Name	Plan Name	Age	Number of Years Credited Service (#)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year ($)
Gregg W. Steinhafel	Target Corporation Pension Plan	54	29	$518,124	$0
Douglas A. Scovanner	Target Corporation Pension Plan	53	15	$327,996	$0
Michael R. Francis	Target Corporation Pension Plan	46	19	$120,455	$0
John D. Griffith	Target Corporation Pension Plan	47	10	$73,095	$0
Timothy R. Baer	Target Corporation Pension Plan	48	15	$110,461	$0
Robert J. Ulrich	Target Corporation Pension Plan	65	42	$1,423,499	$89,683

        The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and in general, were hired prior to January 2009. We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the Internal Revenue Code. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table.

        The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single-life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant's final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant's final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant's final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35 year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

        The Pension Plan allows for early retirement payments to commence at age 55, subject to a benefit reduction for termination of employment before age 55 and a separate reduction for commencing a benefit before age 65. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant's actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant's age when benefits commence).

        The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer's compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant's age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the qualified pension plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Ulrich and Mr. Steinhafel are the only named executive officers who participate in SPP III.

        In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump sum amount is calculated and added to, or deducted from, the participant's EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the change in actuarial equivalent lump sum amount, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are determined using the discount methodology we use in calculating lump sum payments under our qualified plan. Currently, we use the applicable interest rate and mortality factors under Section 417(e) of the Internal Revenue Code published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Nonqualified Deferred Compensation table.

Nonqualified Deferred Compensation for Fiscal 2008

        The amounts in the table below represent deferrals under the EDCP (which includes the supplemental pension benefits discussed in the preceding section), deferrals of PSUs that are held as stock units, and deferrals under the ODCP. The ODCP was frozen to new deferrals in 1996. Because of the long tenure of our executives, the balances reflected below represent accumulated savings, earnings and supplemental pension benefits over many years—for Mr. Steinhafel, 29 years, Mr. Scovanner, 15 years, Mr. Francis, 19 years, Mr. Griffith, 10 years, Mr. Baer, 15 years and Mr. Ulrich, 42 years.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Distributions In Last FY(4)	Aggregate Balance At Last FYE(5)
Gregg W. Steinhafel	$377,769	$386,006	$(6,251,525)	$2,402,963	$12,891,507
Douglas A. Scovanner	$5,250	$261,096	$(105,557)	$2,249,139	$3,206,553
Michael R. Francis	$110,769	$190,324	$(1,287,082)	$683,703	$2,506,678
John D. Griffith	$67,211	$143,419	$(544,046)	$1,727,183	$773,205
Timothy R. Baer	$127,179	$180,016	$(454,899)	0	$1,173,716
Robert J. Ulrich	0	$123,921	$(4,407,063)	$102,152,605	$34,355,801

(1)
The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation table:

Mr. Steinhafel	$377,769
Mr. Scovanner	$5,250
Mr. Francis	$110,769
Mr. Griffith	$67,211
Mr. Baer	$119,423
Mr. Ulrich	$0
(2)
All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation table. Registrant Contributions include transfers of supplemental pension benefits and matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRS limits).

(3)
The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation table:

Mr. Steinhafel	$295,542
Mr. Scovanner	$114,571
Mr. Francis	$17,853
Mr. Griffith	$0
Mr. Baer	$0
Mr. Ulrich	$876,133

  Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 26, Defined Contribution Plans, to our consolidated financial statements for additional information.

(4)
The amounts reflect the distributions made to executives based on their elections.

(5)
The following amounts of the Aggregate Balance from the table above were reported in the Summary Compensation table in 2006 or 2007:

Reported in Prior Years' Summary Compensation Table
Mr. Steinhafel	$2,526,094
Mr. Scovanner	$1,992,529
Mr. Francis	$658,503
Mr. Griffith	$773,205
Mr. Baer	$0
Mr. Ulrich	$17,343,213

        Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executives may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. In addition, recipients of PSU awards in fiscal 2002, 2003 and 2004 were permitted to defer the dollar value of their payouts under these awards into the EDCP. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund.

        No additional deferrals have been made to the ODCP after 1996. Participants' ODCP accounts are credited with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The Moody's Corporate Bond Yield was 6.3% as of June 2007, when the rate for calendar 2008 was set. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation table.

        At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump sum payments. EDCP payouts made on termination of employment can be made as a lump sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. In 2008, consistent with guidance issued by the IRS, participants in EDCP were allowed to make new distribution elections of their entire EDCP account balances, including a distribution of benefits while still employed.

        Payouts from the ODCP cannot be made until termination of employment, death, termination of the ODCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment, however payments must commence when a participant has terminated employment and reached age 65.

        Both the EDCP and ODCP are intended to comply with Section 409A of the Internal Revenue Code. As a result, payments to executive officers based on a termination of employment will be delayed six months.

        The EDCP and the ODCP are unfunded plans and represent general unsecured obligations of Target. Participants' account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target's bankruptcy or insolvency.

Potential Payments Upon Termination or Change-in-Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers, except Mr. Ulrich, are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on January 31, 2009, the last day of our 2008 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $31.20 per share.

        The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, and payment of accrued vacation balances under all employment termination scenarios. In addition, unless the termination is due to a dishonest or illegal act, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, PSUs and RSUs are not forfeited, and vesting will continue according to the original schedule. A description of these age and years of service requirements, applicable to all employees who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

        The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as Post-Termination Benefits). The age and years of service for each executive officer is located in the Pension Benefits table.

Voluntary Termination

        If a named executive officer voluntarily terminates employment, the potential Post-Termination Benefits consist of the potential right to continue to receive above-market interest in our former deferred compensation plan, the ODCP, or receive his account balance as a lump sum payment.

        Under the ODCP, if the voluntary termination occurs after reaching age 55, the participant will continue to receive interest at the plan's crediting rate (as described in the narrative under the Nonqualified Deferred Compensation table) over the time period during which his account balance is distributed. If the voluntary termination occurs before reaching age 55, the participant will generally receive his account balance in an immediate lump sum payment six months following termination.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
ODCP: Present Value of Above Market Interest(1)	$161,223	$62,501	$9,739	N/A	N/A

(1)
None of the officers listed above is currently eligible for the continuation of above-market interest because they are under age 55. The amounts reported reflect the present value of above-market interest during the six month payment delay period. Messrs. Baer and Griffith do not participate in the ODCP.

        Mr. Ulrich retired during fiscal 2008. Because he was over age 55 at the time of his retirement, he will continue to receive interest under the ODCP at the plan's crediting rate. The present value of the above-market interest he will receive is $5,258,170. The present value is based on his life expectancy using the RP-2000 Combined Healthy Participant mortality table, assumed annual earnings rate on the account of 12.4% during calendar 2009 (based on the actual rate used in calendar 2009), 12.8% as the assumed earnings rate in subsequent calendar years (based on a rate using the Moody's Corporate Average rate determined as of January 31, 2009), and a discount rate of 6.8% (reflecting the Moody's Corporate Average rate determined as of January 31, 2009). In addition, Mr. Ulrich will receive the local commuting and security benefit that he received while he was CEO for 3 years, which has an estimated present value of $364,107, and his accrued vacation balance of $367,100.

Involuntary Termination

        If the named executive officer was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for any of the Post-Termination Benefits described in this section, but would receive the ODCP benefit described in the Voluntary Termination section above.

        If a named executive officer is involuntarily terminated for reasons other than deliberate and serious disloyal or dishonest conduct, the potential Post-Termination Benefits consist of:

  •
  severance payments under our ICP;

  •
  the right to continued above-market interest under the ODCP;

  •
  accelerated vesting of 50% or 100% of restricted stock awards (depending on age) and 50% of restricted stock unit awards; and

  •
  for Mr. Steinhafel, accelerated vesting of 50% of his June 2006 stock option award.

        Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive releasing any claims against us and a non-solicitation clause, and are subject to reduction if the executive becomes employed by specified competitors.

        The right to continued above-market interest under the ODCP is the same as for a voluntary termination, with the exception that if the executive is age 50 or older and has at least 10 years of service with us, he will receive the above-market interest (or present value equivalent) that he would have received if distributions were made as elected.

        The accelerated vesting provisions of restricted stock unit awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
ICP payments (Severance)	$4,504,950	$3,218,260	$2,707,263	$2,271,633	$1,999,565
ODCP: Present Value of Above Market Interest(1)	$3,665,555	$3,522,046	$9,739	$0	$0
Restricted Stock Vesting(2)	$1,653,850	$838,094	$0	$0	$0
Restricted Stock Unit Vesting(2)	$1,960,296	$1,637,220	$767,426	$652,049	$430,498
Accelerated Vesting of Stock Options(3)	$0	N/A	N/A	N/A	N/A

(1)
Messrs. Steinhafel and Scovanner satisfy the requirements to continue to receive the above-market earnings after an involuntary termination of employment. The amount in the table above has been calculated in the same manner as described in Note 1 to the Voluntary Termination table above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share) and subtracting the exercise price of such option shares.

Death

        If a named executive officer dies while employed, the Post-Termination Benefits consist of:

  •
  The right to continued above-market interest under the ODCP; and

  •
  Accelerated vesting of stock options, restricted stock units and restricted stock awards.

        Under the ODCP, a participant's death results in payments to his/her beneficiaries in the form of an annuity for the greater of 10 years or until the participant would have reached age 65.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
ODCP: Present Value of Above-Market Interest(1)	$1,530,466	$629,929	$141,470	$0	$0
Restricted Stock Vesting(2)	$3,307,699	$1,676,189	$0	$0	$0
Restricted Stock Unit Vesting(2)	$3,920,561	$3,274,409	$1,534,853	$1,304,098	$860,964
Accelerated Vesting of Stock Options(3)	$0	$0	$0	$0	$0

(1)
Amounts represent the present value of the above market earnings that the participant's beneficiary would receive during the payment period, calculated using 12.0% as the earnings rate (as set forth in the plan) and a discount rate of 6.8% (reflecting the Moody's Corporate Average rate determined as of January 31, 2009).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share) and subtracting the exercise price of such option shares.

Disability

        If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

  •
  Monthly payments under the Excess Long-Term Disability Plan if they also participated in the widely available long-term disability plan;

  •
  The right to continued above-market interest under the ODCP;

  •
  Accelerated vesting of restricted stock and restricted stock unit awards; and

  •
  For Mr. Steinhafel, accelerated vesting of his June 2006 stock option award.

        Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above $250,000 but not exceeding $2,000,000. Payments from the plan are taxable to participants. The plan is intended to replace the participant's eligible compensation on an after-tax basis at approximately the same benefit levels under the long-term disability plan that is widely available for eligible employees. Participants who become disabled before age 65 are eligible to receive payments under the plan while they are totally and permanently disabled through the age 65 (with a minimum of three years of disability payments) or death, if sooner.

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
Excess Long-Term Disability Plan (Annual Payments)(1)	$604,907	$590,764	$545,024	$481,878	$431,179
ODCP: Present Value of Above-Market Interest(2)	$161,223	$62,501	$9,739	$0	$0
Restricted Stock Vesting(3)	$3,307,699	$1,676,189	$0	$0	$0
Restricted Stock Unit Vesting(3)	$3,920,561	$3,274,409	$1,534,853	$1,304,098	$860,964
Accelerated Vesting of Stock Options(4)	$0	N/A	N/A	N/A	N/A

(1)
Payments represent the annual amount payable from the Excess Long-Term Disability Plan. Amounts are based on assumed average individual tax rate of 42.2% (which considers federal, state, local, and employment taxes).

(2)
See Note 1 in the Voluntary Termination discussion above.

(3)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share).

(4)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share) and subtracting the exercise price of such option shares.

Change-in-Control

        The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

  •
  50% or more of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors;

  •
  Any person or group acquires 30% or more of our common stock; or

  •
  We merge with or into another company and our shareholders own less than 60% of the combined company.

        Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

        The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

  •
  The deferred compensation balance under the ODCP, together with the present value of the continued above-market interest under the ODCP, as well as the deferred compensation balance in the EDCP, will be paid in a lump sum as soon as allowed under Section 409A of the Internal Revenue Code, unless the Board of Directors determines not to accelerate payment of these amounts.

  •
  Outstanding restricted stock awards will be immediately vested and released.

  •
  A pro rata portion of outstanding PSU awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within 10 days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control.

  •
  A pro rata portion of outstanding RSUs will vest and be paid out within 10 days following the change-in-control. The pro rata vesting is based on the percentage of the three year vesting period that has elapsed as of the date of the change-in-control.

        If a change-in-control occurred on January 31, 2009, the named executive officers would have received the following:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
ODCP: Present Value of Above Market Interest(1)	$4,120,553	$3,784,230	$373,463	$0	$0
Restricted stock vesting(2)	$3,307,699	$1,676,189	$0	$0	$0
Performance share payouts(2)	$1,907,537	$1,242,915	$942,084	$756,631	$626,308
Restricted stock unit vesting(2)	$1,460,597	$1,442,501	$481,135	$474,677	$228,633

(1)
The present value is determined by assuming that payments of the executive's account will be made based on the executive's payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12.4% (reflecting the earnings rate in effect for the ODCP during 2009) and a discount rate of 6.4% (reflecting a discount rate that is 6% less than the assumed earnings rate, as set forth in the terms of the plan).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 30, 2009 ($31.20 per share).

        If a named executive officer's employment terminates involuntarily or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control), the Post-Termination Benefits that may be received consist of severance under the ICP and accelerated vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction are as follows:

	Mr. Steinhafel	Mr. Scovanner	Mr. Francis	Mr. Griffith	Mr. Baer
ICP Payments (Severance)	$4,504,950	$3,218,260	$2,707,263	$2,271,633	$1,999,565
Accelerated Vesting of Stock Options	$0	$0	$0	$0	$0

        The ICP was amended in November 2008 to impose a good reason for termination requirement in order to receive severance for a voluntary termination following a change-in-control. Under the terms of the ICP, this amendment has a two-year delayed effective date. Accordingly, if a change-in-control occurs prior to the second anniversary of this amendment, executives are entitled to receive the severance amounts shown above without demonstrating good reason for their resignation.

Director Compensation

General Description of Director Compensation

        Our non-employee director compensation program allows directors to choose one of three forms of annual compensation—(a) a mix of cash, stock options, and RSUs, (b) all stock options (if the director meets our stock ownership guidelines), or (c) all RSUs. Each form under the compensation program is intended to provide approximately the same level of compensation to non-employee directors as follows:

	Basic Form	All Options	All RSUs
Cash(1)	$90,000	$0	$0
Options(2)	80,000	245,000	0
RSUs(3)	75,000	0	245,000

Total Compensation	$245,000	$245,000	$245,000

The differences in compensation among directors as reported in the Director Compensation table below are principally attributable to: (a) the required accounting treatment for stock options and RSUs, and (b) a change in the grant date for all equity awards that was effective in January 2009, that resulted in the entire 2009 option grant being reported in fiscal 2008.

(1)
The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target's 401(k) Plan.

(2)
The chart above reflects the estimated present value of the stock option awards based on the Black-Scholes option pricing model. Stock options are exercisable one year after the date of grant and have a term equal to the lesser of ten years or five years following a director's departure from the Board. Prior to January 2009, directors electing the basic form received all options in January, and directors electing the all options form received half of their options in January and half in June. Beginning in January 2009, all options are granted in January regardless of which form of compensation is elected.

(3)
RSUs are settled in shares of Target common stock after the director's departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. Prior to January 2009, RSUs vested over a three-year period and were granted in June if the basic form was elected and half in January and half in June if the all RSU form was elected. Beginning in January 2009, all RSUs are granted in January regardless of which form of compensation is elected, and RSUs granted on or after that date will vest quarterly over a one-year period.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	Total (5)
Roxanne Austin(6)	$115,000	$58,438	$79,824	$0	$253,262
Calvin Darden	$90,000	$56,018	$79,824	$0	$225,842
Mary N. Dillon	$0	$216,395	$0	$0	$216,395
James Johnson(7)	$0	$79,061	$418,819	$6,997	$504,877
Richard Kovacevich	$90,000	$109,670	$243,530	$0	$443,200
Mary Minnick	$0	$248,836	$0	$0	$248,836
Anne Mulcahy	$90,000	$56,018	$79,824	$0	$225,842
Derica W. Rice	$0	$166,589	$0	$0	$166,589
Stephen Sanger	$0	$0	$380,376	$4,529	$384,905
George Tamke	$90,000	$109,670	$243,530	$0	$443,200
Solomon Trujillo	$0	$27,441	$216,670	$17,084	$261,195

(1)
Amount reported represents the dollar value of outstanding RSUs and stock options that was recognized for financial reporting purposes in fiscal 2008 pursuant to FAS 123(R). See Note 1 to the Summary Compensation table for more information on the assumptions used in accounting for equity awards. Details on the stock awards and option awards granted during fiscal 2008 are as follows:

	Stock Awards (RSUs)		Option Awards
	# of Shares	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	3,659	$150,026	6,391	$79,824
Mr. Darden	3,659	$150,026	6,391	$79,824
Ms. Dillon	9,601	$367,555	0	$0
Mr. Johnson	0	0	28,870	$418,819
Mr. Kovacevich	1,440	$75,024	19,498	$243,530
Ms. Minnick	9,601	$367,555	0	$0
Ms. Mulcahy	3,659	$150,026	6,391	$79,824
Mr. Rice	9,601	$367,555	0	$0
Mr. Sanger	0	0	26,216	$380,376
Mr. Tamke	1,440	$75,024	19,498	$243,530
Mr. Trujillo	2,219	$75,002	13,109	$216,670

(2)
The aggregate number of stock options, shares of restricted stock and restricted stock units outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock	Restricted Stock Units
Ms. Austin	50,529	2,388	6,268
Mr. Darden	37,310	2,901	6,268
Ms. Dillon	0	0	12,969
Mr. Johnson	112,506	5,988	4,555
Mr. Kovacevich	85,207	9,074	4,049
Ms. Minnick	0	886	20,633
Ms. Mulcahy	26,852	6,314	6,268
Mr. Rice	0	0	12,969
Mr. Sanger	119,232	5,802	0
Mr. Tamke	94,071	3,634	4,049
Mr. Trujillo	97,749	7,470	3,608

Our stock ownership guidelines for directors require them to hold three times the annual cash retainer in Target common stock. Directors have five years from the first day of the fiscal year following their election to comply with these guidelines. If compliance is not achieved by the deadline, they must hold all shares acquired through the exercise of stock options (net of exercise price and taxes) until the guideline amount is met.

(3)
Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 6.0% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants' DCP-Director accounts are credited each month with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(4)
In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director's fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 5.54%. There are four active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,626
Mr. Kovacevich	$3,959
Mr. Sanger	$16,603
Mr. Trujillo	$52,366
(5)
In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(6)
Ms. Austin received additional annual compensation of $25,000 as a result of her role as Chairperson of the Audit Committee.

(7)
Mr. Johnson received additional annual compensation of $25,000 as a result of his role as Vice Chairman of the Executive Committee and Chairman of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 31, 2009, all Section 16(a) filing requirements were met.

ITEM THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 30, 2010. We have retained Ernst & Young LLP in this capacity since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2008 and 2007, the review of our interim consolidated financial statements for each quarter in fiscal 2008 and 2007 and for audit-related, tax and all other services performed in fiscal 2008 and 2007:

	Fiscal Year End
	January 31, 2009	February 2, 2008
Audit Fees(a)	$3,713,000	$3,448,000
Audit-Related Fees(b)	411,000	342,000
Tax Fees(c)	1,294,000	77,000
All Other Fees	0	0

Total	$5,418,000	$3,867,000

(a)
Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, comfort letters, consents for securities offerings and other agreed upon procedures.

(b)
Includes benefit plan audits and review of accounting treatment of contemplated transactions.

(c)
Includes Form 5500 preparation, tax compliance services and tax consultation and advisory services.

        The Audit Committee's current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        The Audit Committee pre-approved all of the audit and non-audit services performed by Ernst & Young LLP during fiscal 2008 and 2007.

        THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target's financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target's independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

        A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on "Investors," "Corporate Governance" and "Board Committees").

        In performing its functions, the Audit Committee:

  •
  met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target's internal controls;

  •
  reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented; and

  •
  received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant's communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

        Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Richard M. Kovacevich
Anne M. Mulcahy
George W. Tamke

ITEM FOUR—APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE TARGET CORPORATION LONG-TERM INCENTIVE PLAN

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), limits the amount of compensation expense that we can deduct for income tax purposes. In general, a public corporation cannot deduct compensation in excess of $1 million paid to any of the named executive officers in the proxy statement other than the Chief Financial Officer. However, compensation that qualifies as "performance-based" is not subject to this deduction limitation.

        The Target Corporation Long-Term Incentive Plan (Plan) allows the grant of performance awards that qualify as performance-based compensation under Section 162(m). One of the conditions to qualify as performance-based is that the material terms of the performance goals, and any amendments to those terms, must be approved by the shareholders at least every five years. The last such shareholder approval was when the Plan itself was approved in 2004. In March 2009, the Board of Directors approved an amendment to the list of the performance measures that are available under the Plan, subject to further approval by shareholders. Accordingly, to preserve the tax status of certain awards as performance-based, and thereby to allow us to continue to fully deduct the compensation expense related to these awards, we are asking shareholders to approve these amendments. Importantly, we are NOT seeking any increase to the number of shares authorized under the Plan.

        If this proposal is not adopted, the Compensation Committee of our Board of Directors (Committee) intends to continue to grant awards under the Plan, but certain awards to executive officers would no longer be fully tax deductible by us.

        In the following sections we have set forth:

  •
  A brief summary of the principal features of the Plan;

  •
  A description of the available performance measures that we are asking shareholders to approve; and

  •
  Certain other required information.

Principal Features of the Plan

Shares Subject to Plan

        The maximum number of shares of Target common stock that may be issued for grants under the Plan is the sum of:

  •
  81,000,000 shares;

  •
  Shares that were issuable under awards made under the previous shareholder-approved plans (the Executive Long-Term Incentive Plan of 1981 and the Director Stock Option Plan of 1995) that were outstanding as of May 19, 2004 and are subsequently cancelled, settled for cash or expire without issuance of shares;

  •
  Shares tendered by participants to pay the exercise price or tax withholding obligations on awards granted under the Plan; and

  •
  Shares acquired by the Corporation on the open market using the cash proceeds received from the exercise of stock options.

        The maximum number is subject to adjustment for stock splits, stock dividends, spin offs, reclassifications or other relevant changes affecting Target common stock.

        In determining the number of shares that remain available for grant, each stock option or stock appreciation right granted under the Plan will reduce the number of shares available for grant by one share for every one share granted, and except as provided below, each award other than a stock option or stock appreciation right will reduce the number of shares available for grant by two shares for every one share granted. If two awards are granted in tandem, so that only awards of one type can be exercised, only the award that would result in the higher reduction of the number of shares available will be counted. Dividend Equivalents that are payable in the form of shares will reduce the number of shares available by twice the number of shares into which their accumulated value could be converted at then current fair market value of the Corporation's Common Stock. Awards that are never payable in the form of common stock do not reduce the number of shares available for grant. If any award under the Plan is forfeited, cancelled, expires, is settled for cash or otherwise does not result in the issuance of shares, the shares associated with the award will be available for future grants.

Eligible Participants

        Under the Plan all employees and officers, non-employee directors, advisors and consultants are eligible to participate. We currently have over 350,000 employees and 11 non-employee directors. The selection of participants and the nature and size of awards under the Plan are within the discretion of the Committee. Consequently, we cannot specifically identify those employees, directors or other participants to whom awards may be granted since no such determination has been made.

Performance Awards

        The Committee may grant performance awards under which payment is made if our performance meets certain performance goals established by the Committee for a specified performance period. The specific business criteria upon which performance goals may be based are described in the "Items for Shareholder Approval" section below. The Committee establishes the performance goals on or before the date of grant of the award and within a reasonable period of time after the beginning of the performance period. The Committee also establishes the performance period (not less than one calendar year or fiscal year) and the amount payable at various performance levels.

        Awards may be payable either in shares of Target common stock (Stock Performance Awards) or in dollar amounts (Dollar Performance Awards). In order to receive payment, a participant must generally remain employed by the company to the end of the performance period. The Committee may impose additional conditions on a participant's entitlement to receive payment under a performance award.

        At any time prior to payment, the Committee can adjust awards for the effect of unforeseen events that have a substantial effect on the performance goals and would otherwise make application of the performance goals unfair. However, the Committee may not increase the amount that would otherwise be payable to individuals who are subject to Section 162(m) of the Code.

Stock Options and Stock Appreciation Rights

        The Committee may grant nonqualified options or incentive stock options. The Committee establishes the option price, which may not be less than the fair market value of the stock on the date of grant. Options may not be repriced. The Committee also establishes the vesting date and the term of the option. The term may not be longer than 10 years, except in the event of death of the option holder.

        The Committee may also grant stock appreciation rights (SARs), which represent the right to receive an amount based on appreciation in the fair market value of shares of Target common stock over a base price. If granted without a related stock option, the base price of the SARs may not be less than the fair market value of the stock on the date of grant, and the term of the SARs may not be more than 10 years after the grant date, except in the event of death of the SARs holder.

Restricted Stock Grants or Restricted Stock Units

        The Committee may grant restricted stock, which will set forth a restriction period during which the shares may not be transferred. If the participant's employment terminates during the restriction period, the grant terminates and the shares are returned to the company. However, the Committee can provide complete or partial exceptions to that requirement as it deems appropriate. If the grantee remains employed beyond the end of the restriction period, the restrictions lapse and the shares become freely transferable.

        The Committee may also grant restricted stock unit awards subject to vesting and transfer restrictions determined by the Committee. The value of each restricted stock unit equals the fair market value of Target common stock and may include the right to receive the equivalent of dividends on the shares granted. Payment is made in the form of Target common stock once the vesting conditions are satisfied.

Maximum Awards to any One Participant

        The Plan provides the following limitations on awards that can be granted to any individual participant over any period of thirty-six consecutive months:

  •
  The maximum number of shares that may be issued to a participant under Stock Performance Awards, restricted stock and restricted stock units, considered together, is 700,000 shares.

  •
  The maximum amount of Dollar Performance Awards that may be paid to a participant is $15 million.

  •
  The maximum number of stock options and SARs, considered together, that may be granted to a participant is 4,000,000 shares.

Authority of Committee

        The Plan is administered and interpreted by the Committee, each member of which must be a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code. The Committee selects persons to receive grants from among the eligible participants, determines the type of grants and number of shares to be awarded, and sets the terms and conditions of the grants. The Committee may establish rules for administration of the Plan and may delegate its authority to others, subject to limitations imposed by SEC, IRS rules and New York Stock Exchange rules and state law.

Item for Shareholder Approval

        The Plan that was approved by shareholders in 2004 listed 21 separate business criteria on which performance goals can be based. After consideration of our current business model and competitive environment, the Plan was amended, subject to further approval by shareholders, to provide for the use of one or more of the following business criteria for measuring performance against goals established by the Committee:

  •
  Net sales
  •
  Comparable store sales
  •
  Total revenue
  •
  Gross Margin rate
  •
  Selling, general and administrative expense rate
  •
  Earnings before interest, taxes, depreciation and amortization
  •
  Earnings before interest and taxes
  •
  Earnings before taxes
  •
  Net earnings
  •
  Earnings per share
  •
  Target Corporation share price
  •
  Total shareholder return
  •
  Return on equity
  •
  Return on sales
  •
  Return on assets
  •
  Return on invested capital

  •
  Cash flow return on investment
  •
  Economic value added
  •
  Credit card segment profitability
  •
  Credit card segment pre-tax return on invested capital
  •
  Credit card spread to LIBOR
  •
  Operating cash flow
  •
  Free cash flow
  •
  Working capital
  •
  Interest coverage
  •
  Net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio
  •
  Debt leverage
  •
  Total net debt

        The specific performance goals using the business criteria listed above will be determined by the Committee, and may be absolute in their terms or measured against or in relationship to the performance of other companies or indices. In addition, the performance goals may be based on our consolidated results or the results of any segment or other subset of our business, and may be calculated in accordance with generally accepted accounting principles or any other management accounting method, as determined by the Committee.

Other Information

        The Plan remains effective until May 19, 2014, unless earlier terminated by the Board. The Board may amend the Plan as it deems advisable, except that shareholder approval is required for any amendment that would (i) increase the number of shares authorized for issuance, or (ii) require shareholder approval by law or the rules of the New York Stock Exchange.

        The future amounts that will be received by grantees under the Plan are not determinable. In fiscal 2008, the named executive officers received grants of stock options, and restricted stock units as set forth on page 38 in the Grants of Plan-Based Awards Table, and payouts of Stock Performance Awards as set forth on page 42 in the Option Exercises and Stock Vested Table. In fiscal 2008, the executive officers as a group received stock option grants for 1,473,831 shares and all other employees (approximately 2,900 employees) received option grants for 8,251,170 shares. In fiscal 2008, the executive officers as a group received grants of restricted stock units totaling 257,401 shares and received payouts for Stock Performance Awards totaling 13,224 shares. All other employees received restricted stock units and payouts of Stock Performance Awards totaling 8,781 shares.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE LONG-TERM INCENTIVE PLAN.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table presents information as of January 31, 2009, regarding our compensation plans under which shares of Target common stock have been authorized for issuance.

				(c)
	(a)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b)
Plan Category			Weighted-average exercise price of outstanding options, warrants, and rights
Equity compensation plans approved by security holders	38,931,439	(1)	$43.00	25,755,800
Equity compensation plan not approved by security holders	0		0	0
Total	38,931,439		$43.00	25,755,800

(1)
This amount includes 2,570,914 PSUs and RSUs potentially issuable under our Long-Term Incentive Plan. According to the existing plan provisions, approximately 0.42 percent of these potentially issuable performance shares, if and when earned, will be paid in cash in an amount equal to the value of any earned performance shares. The actual number of performance shares to be issued or cash to be paid, if any, depends on our financial performance over a period of time. Performance shares and RSU shares do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

ITEM FIVE—SHAREHOLDER PROPOSAL REGARDING ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Allen Edward Hancock, trustee of Allen Edward Hancock Revocable Living Trust, 2244 Alder Street, Eugene, Oregon 97405, who held 97 shares of common stock on December 8, 2008, intends to submit the following resolution to shareholders for approval at the 2009 annual meeting:

Resolution

        RESOLVED, that the shareholders of Target Corporation request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ("NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

        Investors are increasingly concerned about mushrooming executive compensation, especially when insufficiently linked to performance. While shareholders were experiencing negative total shareholder return for 2007, then-CEO Robert Ulrich received more than $12 million in reported total compensation, which is over 850 times the average pay of production workers in the 'general merchandise stores' industry. In 2008, shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions have averaged over 43% in favor, with ten votes over 50%, demonstrating strong shareholder support for this reform.

        An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe the results of this vote, combined with dialogue with investors, would provide the board and management useful information about shareholder views on the company's senior executive compensation.

        In its 2008 proxy, Aflac submitted an advisory vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Daniel Amos, Chairman and CEO said, "An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package."

        To date, ten other companies have also agreed to an advisory vote, including Verizon, MBIA, H&R Block, Ingersoll Rand, Blockbuster, and Tech Data. TIAA-CREF, the country's largest pension fund, has successfully utilized the advisory vote twice.

        Influential proxy voting service RiskMetrics Group recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

        The Council of Institutional Investors endorsed advisory votes, and a bill to allow annual advisory votes passed the U.S. House of Representatives by a 2-to-1 margin. We believe the statesmanlike approach for company leaders is to adopt an advisory vote voluntarily before being required to do so by law.

        We believe that existing U.S. Securities and Exchange Commission rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote is not binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Position of the Board of Directors

        The Board has considered this proposal and believes that its adoption is unnecessary and would not be in the best interests of Target or our shareholders. We believe that we already have in place strong corporate governance and executive compensation practices structured to align the interests of our executive officers with those of our shareholders and that other more meaningful avenues exist for shareholders to communicate with the Board on executive compensation issues.

        The Board believes its fully independent Compensation Committee is in the best position to carefully balance the competing interests and make the complex decisions involved in executive compensation policies. The Compensation Committee has responsibility for reviewing all aspects of executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the Board, which has final approval authority. The Compensation Committee spends considerable time reviewing our compensation philosophy and specific compensation awards and is advised by an independent professional compensation consultant. The Board has a track record of being responsive to shareholder concerns and proactively designing compensation programs that embrace a strong pay-for-performance approach by linking most of long-term compensation to stock price performance and financial performance measures that correlate with the creation of shareholder value.

        The Directors are in a unique position to review and design executive compensation programs. The Compensation Committee considers both public and confidential information including sensitive information about Target's strategies and operations and the performance of its executive officers. Because such confidential information is not available to shareholders, and cannot be disclosed to shareholders without also providing this confidential information to our competitors, any vote by shareholders would be based upon incomplete information.

        While shareholders may not have access to the same detailed sensitive information available to the Board, we are committed to providing shareholders sufficient information regarding our executive compensation programs to provide transparency to a complicated process. Shareholders can find comprehensive disclosures regarding our executive compensation programs in the "Compensation Discussion and Analysis" on page 24 of this proxy statement. This detailed disclosure provides sufficient information to allow shareholders to understand our executive compensation philosophy and how the Board has satisfied its duties.

        The proposed advisory vote will not improve communications with shareholders and does not assist directors in carrying out their duties. An advisory vote does not provide the Board with useful feedback regarding shareholders' specific concerns and wishes. A simple "yes or no" vote provides no guidance to the Board regarding what component of the executive compensation strategy shareholders are satisfied or dissatisfied with nor does it provide shareholders an opportunity to advise the Board as to what they would like done to remedy any concerns.

        A better approach is for the shareholders to directly communicate their specific concerns and suggestions regarding our executive compensation programs with the Board. As discussed under "Communications with Directors" on page 16 of this proxy statement, shareholders can write any member of the Board and express their views. Unlike an advisory vote which fails to convey to the Board the specific reasons behind the shareholders' vote, direct communication with the Board allows a shareholder to specifically describe their concerns to the Board in a meaningful manner.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL TO REQUIRE AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION.

ADDITIONAL INFORMATION

Business Ethics and Conduct

        We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

        We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer, and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers, and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population is included within our Corporate Responsibility Report.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2009 Annual Meeting.

SHAREHOLDER INFORMATION

Shareholder Proposals

        Shareholder proposals (other than director nominations) for consideration at our 2010 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Target Corporation, 1000 Nicollet Mall, Mail Stop TPS 3255, Minneapolis, Minnesota 55403 by December 24, 2009 in order to be included in the proxy statement. Under Target's By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders (other than director nominations), that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 27, 2010 for our 2010 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

        Under Target's restated articles of incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by our Corporate Secretary at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations representative by email at investorrelations@target.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2008 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

 APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY'S SOLICITATION OF PROXIES

        The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be "participants" in our solicitation of proxies from our shareholders in connection with our 2009 annual meeting of shareholders.

Directors and Nominees

        The principal occupations of our directors and nominees who are considered "participants" in our solicitation are set forth under the section above titled "Item One—Election of Directors" of this proxy statement. The name and business addresses, and address of the organization of employment, of our directors and nominees are as follows:

Name	Business Address
Roxanne S. Austin	c/o Target Corporation, 1000 Nicollet Mall, TPS-3255, Minneapolis, MN 55403
Calvin Darden	c/o Target Corporation, 1000 Nicollet Mall, TPS-3255, Minneapolis, MN 55403
Mary N. Dillon	McDonald's Corporation, 2915 Jorie Boulevard, Oak Brook, IL 60523
James A. Johnson	Perseus, LLC, 2099 Pennsylvania Avenue NW, Suite 900, Washington, D.C. 20006
Richard M. Kovacevich	Wells Fargo & Company, 420 Montgomery Street, A0101-121, San Francisco, CA 94104
Mary E. Minnick	Lion Capital LLP, 21 Grosvenor Place, London SWIX 7HF United Kingdom
Anne M. Mulcahy	Xerox Corporation, 45 Glover Avenue, 6th Floor, P.O. Box 4505, Norwalk, CT 06856-4505
Derica W. Rice	Eli Lilly and Company, 307 East McCarty, DC 1201, Indianapolis, IN 46285
Stephen W. Sanger	Optimus Holdings, Ltd., 294 Grove Lane East, Suite 280, Wayzata, MN 55391
Gregg W. Steinhafel	Target Corporation, 1000 Nicollet Mall, TPS-2655, Minneapolis, MN 55403
George W. Tamke	Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, NY 10152
Solomon D. Trujillo	Telstra Corporation Ltd., Level 40, 242 Exhibition Street, Melbourne VIC 3000 Australia

Officers and Employees

        The principal occupations of our executive officers and employees who are considered "participants" in our solicitation of proxies are set forth below. The principal occupation refers to such person's position with Target, and the business address for each person is Target Corporation, 1000 Nicollet Mall, Minneapolis, MN 55403.

Name	Principal Occupation
Timothy R. Baer	Executive Vice President, General Counsel and Corporate Secretary
Corey L. Haaland	Vice President and Treasurer
John R. Hulbert	Director, Investor Communications
Susan D. Kahn	Senior Vice President, Communications
Douglas A. Scovanner	Executive Vice President and Chief Financial Officer
Gregg W. Steinhafel	Chairman of the Board, President and Chief Executive Officer

Information Regarding Ownership of Target Securities by Participants

        The number of shares of our common stock held by our directors and named executive officers as of March 20, 2009 is set forth under the "Beneficial Ownership of Certain Shareholders" section of this proxy statement. The following table sets forth the number of shares held as of March 20, 2009 by our other employees who are "participants."

Name	Shares of Common Stock Beneficially Owned
Corey L. Haaland	60,785 shares, including 58,824 shares potentially issuable within 60 days
John R. Hulbert	1,914 shares, including 1,161 shares potentially issuable within 60 days
Susan D. Kahn	44,680 shares, including 32,212 shares potentially issuable within 60 days

        Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in Target Securities by Participants

        The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under "Directors and Nominees" and "Officers and Employees" during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (3/20/07–3/20/09)
Name	Date	# of Shares	Transaction Description
Roxanne S. Austin	6/13/2007	1,189	Acquisition—Award of restricted stock units
	6/11/2008	1,440	Acquisition—Award of restricted stock units
	1/14/2009	2,219	Acquisition—Award of restricted stock units
	Various	100	Acquisition—Dividend equivalents for restricted stock units
Timothy R. Baer	3/12/2008	17,044	Acquisition—Settlement of 2005 performance share unit awards
	3/12/2008	(7,278)	Disposition—Surrender of shares for tax withholding
	1/14/2009	17,752	Acquisition—Award of restricted stock units
	3/11/2009	567	Acquisition—Settlement of 2006 performance share unit awards
	3/11/2009	(97)	Disposition—Surrender of shares for tax withholding
	3/19/2009	24,050	Acquisition—Transfer into Target stock fund under deferred compensation plan account
	Various	357	Acquisition—Dividend equivalents for restricted stock units
	Various	582	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)
Calvin Darden	6/13/2007	1,189	Acquisition—Award of restricted stock units
	6/11/2008	1,440	Acquisition—Award of restricted stock units
	1/14/2009	2,219	Acquisition—Award of restricted stock units
	Various	100	Acquisition—Dividend equivalents for restricted stock units

Shares of Common Stock Purchased or Sold (3/20/07–3/20/09)
Name	Date	# of Shares	Transaction Description
Mary N. Dillon	9/12/2007	799	Acquisition—Award of restricted stock units
	1/9/2008	2,506	Acquisition—Award of restricted stock units
	6/11/2008	2,352	Acquisition—Award of restricted stock units
	1/14/2009	7,249	Acquisition—Award of restricted stock units
	Various	143	Acquisition—Dividend equivalents for restricted stock units
Corey L. Haaland	6/20/2007	4,432	Acquisition—Stock option exercise
	6/20/2007	(4,432)	Disposition—Open market sale
	Various	552	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)
John R. Hulbert	6/4/2007	(454)	Disposition—Open market sale
	Various	480	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)
James A. Johnson	6/13/2007	2,141	Acquisition—Award of restricted stock units
	6/15/2007	(6,000)	Disposition—Open market sale
	2/27/2008	4,692	Acquisition—Stock option exercise
	2/27/2008	(4,692)	Disposition—Open market sale
	9/2/2008	5,694	Acquisition—Stock option exercise
	9/2/2008	(5,694)	Disposition—Open market sale
	Various	115	Acquisition—Dividend equivalents for restricted stock units
Susan D. Kahn	7/13/2007	5,883	Acquisition—Stock option exercise
	7/13/2007	(5,883)	Disposition—Open market sale
	1/9/2008	(586)	Disposition—Open market sale
	Various	694	Acquisition—Transfer into Target stock fund under deferred compensation plan account
	Various	1,098	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)
Richard M. Kovacevich	6/5/2007	(4,000)	Disposition—Open market sale
	6/13/2007	1,189	Acquisition—Award of restricted stock units
	6/15/2007	(1,900)	Disposition—Open market sale
	6/20/2007	(2,100)	Disposition—Open market sale
	7/12/2007	(16,000)	Disposition—Open market sale
	7/13/2007	8,864	Acquisition—Stock option exercise
	7/13/2007	(4,295)	Disposition—Stock swap
	6/11/2008	1,440	Acquisition—Award of restricted stock units
	Various	86	Acquisition—Dividend equivalents for restricted stock units
Mary E. Minnick	6/13/2007	1,942	Acquisition—Award of restricted stock units
	1/9/2008	2,506	Acquisition—Award of restricted stock units
	6/11/2008	2,352	Acquisition—Award of restricted stock units
	1/14/2009	7,249	Acquisition—Award of restricted stock units
	Various	336	Acquisition—Dividend equivalents for restricted stock units

Shares of Common Stock Purchased or Sold (3/20/07–3/20/09)
Name	Date	# of Shares	Transaction Description
Anne M. Mulcahy	6/13/2007	1,189	Acquisition—Award of restricted stock units
	1/9/2008	(7,395)	Disposition—Scheduled distribution of deferred compensation under Rule 10b5-1
	6/11/2008	1,440	Acquisition—Award of restricted stock units
	1/8/2009	(1,506)	Disposition—Scheduled distribution of deferred compensation under Rule 10b5-1
	1/14/2009	2,219	Acquisition—Award of restricted stock units
	Various	2,147	Acquisition—Regular deferral into Target stock fund of director deferred compensation plan account
	Various	100	Acquisition—Dividend equivalents for restricted stock units
Derica W. Rice	9/12/2007	799	Acquisition—Award of restricted stock units
	1/9/2008	2,506	Acquisition—Award of restricted stock units
	6/11/2008	2,352	Acquisition—Award of restricted stock units
	1/14/2009	7,249	Acquisition—Award of restricted stock units
	Various	143	Acquisition—Dividend equivalents for restricted stock units
Stephen W. Sanger	7/9/2007	4,692	Acquisition—Stock option exercise
	7/9/2007	(1,494)	Disposition—Stock swap
	1/9/2009	5,694	Acquisition—Stock option exercise
	1/9/2009	(4,179)	Disposition—Stock swap
Douglas A. Scovanner	6/5/2007	118,166	Acquisition—Stock option exercise
	6/5/2007	(118,166)	Disposition—Open market sale
	6/14/2007	(22,400)	Disposition—Open market sale
	11/28/2007	(34,869)	Disposition—Transfer out of Target stock fund under deferred compensation plan account
	3/12/2008	42,394	Acquisition—Settlement of 2004 performance share unit award
	3/12/2008	34,086	Acquisition—Settlement of 2005 performance share unit award
	3/12/2008	(14,555)	Disposition—Surrender of shares for tax withholding
	8/26/2008	(42,477)	Disposition—Scheduled distribution of deferred compensation under Rule 10b5-1
	12/8/2008	(5,531)	Disposition—Open market sale
	1/14/2009	39,941	Acquisition—Award of restricted stock units
	3/11/2009	1,260	Acquisition—Settlement of 2006 performance share unit award
	3/11/2009	(413)	Disposition—Surrender of shares for tax withholding
	Various	1,867	Acquisition—Dividend equivalents for restricted stock units
	Various	893	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)

Shares of Common Stock Purchased or Sold (3/20/07–3/20/09)
Name	Date	# of Shares	Transaction Description
Gregg W. Steinhafel	6/19/2007	121,000	Acquisition—Stock option exercise
	6/19/2007	(121,000)	Disposition—Open market sale
	6/20/2007	85,788	Acquisition—Stock option exercise
	6/20/2007	(85,788)	Disposition—Open market sale
	8/27/2007	115,019	Acquisition—Transfer into Target stock fund under deferred compensation plan account
	1/3/2008	151,074	Acquisition—Transfer into Target stock fund under deferred compensation plan account
	3/12/2008	23,962	Acquisition—Settlement of 2004 performance share unit awards
	3/12/2008	42,488	Acquisition—Settlement of 2005 performance share unit awards
	3/12/2008	(18,143)	Disposition—Surrender of shares for tax withholding
	1/14/2009	60,651	Acquisition—Award of restricted stock units
	1/14/2009	(44,452)	Disposition—Scheduled distribution of deferred compensation under Rule 10b5-1
	3/11/2009	3,489	Acquisition—Settlement of 2006 performance share unit awards
	3/11/2009	(1,491)	Disposition—Surrender of shares for tax withholding
	3/18/2009	150,000	Acquisition—Open market purchase
	3/18/2009	77,805	Acquisition—Transfer into Target stock fund under Target 401(k)
	Various	1,992	Acquisition—Dividend equivalents for restricted stock units
	Various	722	Acquisition—Periodic acquisitions of shares allocated to an individual account under the Target 401(k)
George W. Tamke	6/13/2007	1,189	Acquisition—Award of restricted stock units
	6/11/2008	1,440	Acquisition—Award of restricted stock units
	Various	86	Acquisition—Dividend equivalents for restricted stock units
Solomon D. Trujillo	12/21/2007	4,692	Acquisition—Stock option exercise and hold
	12/19/2008	5,694	Acquisition—Stock option exercise and hold
	12/19/2008	(4,322)	Disposition—Stock swap
	1/14/2009	2,219	Acquisition—Award of restricted stock units
	Various	52	Acquisition—Dividend equivalents for restricted stock units

Miscellaneous Information Concerning Participants

        Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Target or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth below, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. As described in more detail in Notes 24 and 26 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009, we are a party to certain prepaid forward contracts and we were a party to certain call options pursuant to which we have repurchased shares of our common stock.

        Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX B

TARGET CORPORATION

LONG-TERM INCENTIVE PLAN

(As proposed to be amended and restated at the 2009 Annual Meeting of Shareholders)

ARTICLE I

ESTABLISHMENT OF THE PLAN

1.1                            PLAN NAME.  This plan is known as the “Target Corporation Long-Term Incentive Plan” (hereinafter called the “Plan”).

1.2                            PURPOSE.  The purpose of the Plan is to advance the performance and long-term growth of the Company by offering long-term incentives to directors and employees of the Company and its Subsidiaries and such other Participants who the Plan Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company.  This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability.

ARTICLE II

DEFINITIONS

2.1                            AWARD.  An “Award” is a grant of Stock Options, Stock Appreciation Rights, Dividend Equivalents, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

2.2                            BOARD.  The “Board” is the Board of Directors of the Company.

2.3                            CASH PROCEEDS.  “Cash Proceeds” means the cash actually received by the Company for the purchase price payable upon exercise of a Stock Option plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Stock Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible as a result of any such Stock Option exercise (currently equal to the amount upon which the Participant’s tax withholding obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise.  To the extent a Participant pays the exercise price and/or withholding taxes with shares, Cash Proceeds shall not be calculated with respect to the amounts so paid.

2.4                            CHANGE IN CONTROL.  A “Change in Control” shall be deemed to have occurred if:

(a)                               50% or more of the directors of the Company shall be persons other than persons

(i)                                   for whose election proxies shall have been solicited by the Board, or

(ii)          who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, or

(b)                              30% or more of the outstanding voting power of the Voting Stock of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), other than an entity resulting from a Business Combination in which clauses (x) and (y) of Section 2.4(c) apply, or

(c)                               the consummation of a merger or consolidation of the Company with or into another entity, a statutory share exchange, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) beneficially owns, directly or indirectly, 30% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

(d)                             approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

For purposes of this Section 2.4, “Voting Stock” has the same meaning as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company.

2.5                            CODE.  The “Code” is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.6                            COMPANY.  The “Company” is Target Corporation, a Minnesota corporation, and any successor thereof.

2.7                            COMMON STOCK.  “Common Stock” is the common stock, $.0833 par value per share (as such par value may be adjusted from time to time) of the Company.

2.8                            DATE OF GRANT.  The “Date of Grant” of an Award is the date designated in the resolution by the Plan Committee as the date of an Award, which shall not be earlier than the date of the resolution and action thereon by the Plan Committee.  In the absence of a designated date or a fixed method of computing such date being specifically set forth in the Plan Committee’s resolution, then the Date of Grant shall be the date of the Plan Committee’s resolution or action.

2.9                            DIVIDEND EQUIVALENT.  A “Dividend Equivalent” is a right to receive an amount equal to the regular cash dividend paid on one share of Common Stock.  Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted).  The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights.  (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.)  Dividend Equivalents shall be subject to such terms and conditions as may be established by the Plan Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first).  The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Plan Committee.

2.10                    EXCHANGE ACT.  The “Exchange Act” is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

2.11                    FAIR MARKET VALUE.

(a)                               Solely for purposes of determining the exercise price of a Stock Option or Stock Appreciation Right, “Fair Market Value” of a share of Common Stock on any date is the Volume Weighted Average Price for such stock as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock

Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above.

(b)                              For all other purposes of the Plan, “Fair Market Value” of a share of Common Stock shall be the amount determined by the Company using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

2.12                    INCENTIVE STOCK OPTIONS.  An “Incentive Stock Option” is a Stock Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.13                    NON-QUALIFIED OPTIONS.  A “Non-Qualified Option” is a Stock Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.14                    PARTICIPANT.  A “Participant” is a person who has been designated as such by the Plan Committee and granted an Award under this Plan pursuant to Article III hereof.

2.15                    PERFORMANCE GOALS.  “Performance Goals” are the performance conditions, if any, established pursuant to Section 4.1 hereof by the Plan Committee in connection with an Award.

2.16                    PERFORMANCE PERIOD.  The “Performance Period” with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Plan Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

2.17                    PERFORMANCE AWARD.  A “Performance Award” is any of: a number of shares of Common Stock subject to Performance Goals (“Performance Shares”), a right to receive a number of shares of Common Stock subject to Performance Goals (“Performance Share Units”), or a cash amount subject to Performance Goals (“Performance Units”), determined (in all cases) in accordance with Article IV of this Plan based on the extent to which the applicable Performance Goals are achieved.  A Performance Award shall be of no value to a Participant unless and until earned in accordance with Article IV hereof.

2.18                    PLAN COMMITTEE.  The “Plan Committee” is the committee described in Section 8.1 hereof.

2.19                    PLAN YEAR.  The “Plan Year” shall be a fiscal year of the Company falling within the term of this Plan.

2.20                    RESTRICTED STOCK.  “Restricted Stock” is Common Stock granted subject to terms and conditions, including a risk of forfeiture, established by the Plan Committee pursuant to Article VI of this Plan.

2.21                    RESTRICTED STOCK UNIT.  A “Restricted Stock Unit” is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Plan Committee pursuant to Article VI of this Plan.

2.22                    STOCK APPRECIATION RIGHT.  A “Stock Appreciation Right” is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock or a combination thereof in the discretion of the Plan Committee, equal to the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the exercise price for that right as determined by the Plan Committee on or before the Date of Grant.  Stock Appreciation Rights may be granted in tandem with Stock Options or other Awards or may be freestanding.

2.23                    STOCK OPTION.  A “Stock Option” is a right to purchase from the Company at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established pursuant to Article V hereof.  Stock Options may be either Non-Qualified Options or Incentive Stock Options.

2.24                    SUBSIDIARY CORPORATION.  The terms “Subsidiary” or “Subsidiary Corporation” mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such “Subsidiary” or “Subsidiary Corporation” in this Plan.

ARTICLE III

GRANTING OF AWARDS TO PARTICIPANTS

3.1                            ELIGIBLE PARTICIPANTS.  Awards may be granted by the Plan Committee to any employee of the Company or a Subsidiary Corporation, including any employee who is also a director of the Company or a Subsidiary Corporation.  Awards other than grants of Incentive Stock Options may also be granted to (a) a director of the Company who is not an employee of the Company or a Subsidiary Corporation and (b) any individual or entity, other than an employee, who provides services to the Company or a Subsidiary Corporation in the capacity of an advisor or consultant. References in this Plan to “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of a director, advisor or consultant, and references to termination of employment shall mean termination of the relationship (employee, director, advisor or consultant) under which the Award was granted, even if the person continues in another relationship. A person who has been engaged by the Company for employment shall be eligible for Awards other than Incentive Stock Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant.  Incentive Stock Options may be granted only to individuals who are employees on the Date of Grant.

3.2                            DESIGNATION OF PARTICIPANTS.  At any time and from time to time during the Plan Year, the Plan Committee may designate the employees of the Company and its Subsidiaries and other Participants eligible for Awards.

3.3                            ALLOCATION OF AWARDS.  Contemporaneously with the designation of a Participant pursuant to Section 3.2 hereof, the Plan Committee shall determine the size, type and Date of Grant for each Award, taking into consideration such factors as it deems relevant, which may include the following:

(a)                               the total number of shares of Common Stock available for Awards under the Plan;

(b)                              the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Company and its Subsidiaries; and

(c)                               the Participant’s performance in reference to such factors.

The Plan Committee may grant a Participant only one type of Award or it may grant any combination of Awards in whatever relationship one to the other, if any, as the Plan Committee in its discretion so determines.

3.4                            NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS.  As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the Date of Grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, and (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such Awards.

ARTICLE IV

PERFORMANCE AWARDS

4.1                            ESTABLISHMENT OF PERFORMANCE GOALS.  Performance Goals applicable to a Performance Award shall be established by the Plan Committee in its absolute discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period.  Such Performance Goals may include or be based upon any one or more of the following criteria:  net sales; comparable store sales; total revenue; gross margin rate; selling, general and administrative expense rate; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; earnings before taxes; net earnings; earnings per share; Target Corporation share price; total shareholder return; return on equity; return on sales; return on assets; return on invested capital; cash flow return on investment; economic value added; credit card segment profitability; credit card segment pre-tax return on invested capital; credit card spread to LIBOR; operating cash flow; free cash flow; working capital; interest coverage; net debt to earnings before interest, taxes, depreciation, amortization and rent expense ratio; debt leverage; and total net debt.  Performance Goals may be absolute in their terms or be measured against or in relationship to the performance of other companies or indices, whether comparably, similarly or otherwise situated to the Company.  Performance Goals may be based on the Company’s consolidated results or the results of any segment or other subset of the Company’s business, and may be calculated in accordance with generally accepted accounting principles or any other management accounting principle.  At any time prior to distribution of a Performance Award, the Plan Committee may, in its sole discretion, modify the Performance Goals applicable to such Performance Award if it determines that unforeseen events have occurred which have had a substantial effect on the Performance Goals and such unforeseen events would otherwise make application of the original Performance Goals unfair; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a “covered employee” within the meaning of Code Section 162(m).

4.2                            LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE AWARDS.  At or about the same time that Performance Goals are established for a specific period, the Plan Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

4.3                            OTHER RESTRICTIONS.  The Plan Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Plan Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

4.4                            NOTIFICATION TO PARTICIPANTS.  Promptly after the Plan Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

4.5                            MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS.  The Plan Committee shall, as soon as practicable after the close of a Performance Period, determine:

(a)                               the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)                              the percentage of the Performance Awards earned as a result.

Notwithstanding the foregoing, if and to the extent the applicable Performance Award agreement permits, the Plan Committee may, in its sole discretion, reduce the percentage of any Performance Award otherwise determined for a Performance Period, and such reduced percentage shall be the amount earned by the Participant. All determinations of the Plan Committee shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Plan Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Plan Committee making the determination.  Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

4.6                            TREATMENT OF PERFORMANCE AWARDS EARNED.  Upon the Plan Committee’s determination that a percentage of any Performance Awards have been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards.  Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable.  Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

4.7                            DISTRIBUTION.  Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Plan Committee determines the Performance Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

4.8                            DEFERRAL OF RECEIPT OF PERFORMANCE AWARD DISTRIBUTIONS.  With the consent of the Plan Committee, a Participant who has been granted a Performance Award may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Award.  The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and

the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Plan Committee.  The Plan Committee may, at any time and from time to time, but prospectively only, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. An election made prior to December 31, 2008 to defer receipt of any distribution associated with a Performance Award relating to Performance Periods ending after December 31, 2004 is subject to the provisions of Appendix A.

4.9                            NON-DISQUALIFYING TERMINATION OF EMPLOYMENT.  Except for Section 4.10 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution are termination of a Participant’s employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Plan Committee, normal or late retirement or early retirement, with the consent of the Plan Committee, or transfer of an executive in a spin-off, with the consent of the Plan Committee, occurring during the Performance Period applicable to the subject Performance Award. In such instance a distribution of the Performance Award shall be made at the end of the Performance Period, and the percentage of the total Performance Award that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity. If a Participant’s termination of employment does not meet the criteria set forth above, but the Participant had at least 15 years of employment with the Company or a Subsidiary or any combination thereof, the Plan Committee may allow distribution of the percentage (or a portion thereof) of the total Performance Award that is earned for the Performance Period, subject to any conditions that the Plan Committee shall determine.

4.10                    CHANGE IN CONTROL.  In the event of a Change in Control, the Performance Period shall be deemed to have ended and a pro rata portion of all outstanding Performance Awards under the Plan shall be deemed to have been earned. Specifically, the pro rata amount earned shall be determined by multiplying 100% of each Performance Award by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of months in the Performance Period. Distribution of the amount deemed earned shall be made within ten days after the Change in Control or later if so provided in the applicable Award agreement, a related deferral election or, if applicable, Appendix A.

ARTICLE V

STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

5.1                            NON-QUALIFIED OPTION.  Non-Qualified Options granted under the Plan are Stock Options that are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. Non-Qualified Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

5.2                            INCENTIVE STOCK OPTION.  Incentive Stock Options granted under the Plan are Stock Options that are intended to be “incentive stock options” under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Company (or of any parent or Subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Company or any parent or Subsidiary of the Company) shall not exceed $100,000. Incentive Stock Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

 5.3                        OPTION TERMS.  Stock Options granted under this Plan shall be subject to the following terms and conditions:

(a)                               Option Period.  Each Stock Option shall expire and all rights to purchase shares thereunder shall cease not more than ten years after its Date of Grant or on such date prior thereto as may be fixed by the Plan Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization.  No Stock Option shall permit the purchase of any shares thereunder during the first year after its Date of Grant, except as provided in Section 5.5 hereof or as otherwise determined by the Plan Committee.

(b)                              Exercise Price.  The purchase price per share payable upon exercise of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(c)                               Transferability and Termination of Options.  During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and only while such individual is an employee of the Company or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the Stock Option, provided, however, that if the

B-10

employment of such Participant by the Company or a Subsidiary Corporation terminates, the Stock Option may additionally be exercised as follows, or in any other manner provided by the Plan Committee, but in no event later than ten years after the Date of Grant of the Stock Option, except as set forth in (ii) and (v) below:

(i)                                   If a Participant’s termination of employment occurs by reason of normal or late retirement under any retirement plan of the Company or its Subsidiaries, such Participant’s Stock Options may be exercised within five years after the date of such termination of employment.  If a Participant’s termination of employment occurs by reason of early retirement under any retirement plan of the Company or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Plan Committee, without retirement, then such Participant’s Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Plan Committee consents to such an extension.  During the extension period, the right to exercise Stock Options, if any, accruing in installments, shall continue unless the Plan Committee provides otherwise; provided, however, that if the Stock Options are Incentive Stock Options all installments shall be immediately exercisable; and provided further, that the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Company and its Subsidiaries and/or continuous employment with a spin-off entity.

(ii)                                If a Participant’s termination of employment occurs by reason of death, then such Participant’s outstanding Stock Options shall all become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less, but in the case of Non-Qualified Options in no event less than one year after the date of death, unless the Plan Committee provides otherwise.

(iii)                             If a Participant’s termination of employment occurs for any reason other than as specified in Section 5.3(c)(i) or (ii) hereof, the Participant has been employed by the Company or a Subsidiary or any combination for more than 15 years, and if the Plan Committee so approves, then such Participant’s Stock Options may be exercised within a period of up to five years after the date of termination of employment.  During the extension period, the right to exercise options, if any, accruing in installments shall continue unless the Plan Committee provides otherwise; provided, however, the Plan Committee may set additional conditions.

(iv)                            If a Participant’s termination of employment occurs for any reason other than as specified in Section 5.3(c)(i) or (ii) hereof and the Plan Committee has not approved an extension, then, except as provided below and only with respect to installments that have as of the date of termination already accrued, such Participant’s Stock Options may be exercised within ninety days after the date of such termination of employment except in the case of Participants who would at the time be subject to the provisions of Section 16(b) of the Exchange Act, in which instance the period of exercise shall be two hundred ten days after termination.  Notwithstanding the foregoing, those Participants whose employment is terminated because of deliberate and serious disloyal or dishonest conduct in the course of employment that justifies and results in prompt discharge for specific cause under the established policies and practices of the Company as interpreted by the Plan Committee shall have no additional period after termination of employment in which to exercise their options. Examples of such deliberate and serious disloyal or dishonest conduct would include material unlawful conduct, material and conscious falsification or unauthorized disclosure of important records, embezzlement or unauthorized conversion of property, serious violation of conflict of interest or vendor relations policies, and misuse or disclosure of significant trade secrets or other information likely to be of use to the detriment of the Company or its interests.

(v)                               Rights accruing to a Participant under Sections 5.3(c)(i), 5.3(c)(iii) and 5.3(c)(iv) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death.  In the case of Non-Qualified Options, the period for such exercise shall not expire less than one year after the date of the Participant’s death, unless the Plan Committee provides otherwise.

(vi)                            Absence on a leave of absence approved by the Plan Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (X) by assignment by the Participant to the extent provided in the applicable option agreement (or as subsequently allowed by the Plan Committee), or (Y) by will or the laws of descent and distribution in accordance with the provisions of this Plan.  Upon the death of the Participant an option may only be exercised by such individual’s beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 5.3(c)(ii).

In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 5.3(c)(ii) and (v).  When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated.  The Plan Committee may, in its sole discretion, determine solely for the purposes of the Plan that a Participant is permanently and totally disabled, and the acts and decisions of the Plan Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

(d)                            Exercise of Options.  An individual entitled to exercise Stock Options may, subject to their terms and conditions and the terms and conditions of the Plan, exercise them in whole or in part by delivery of written notice of exercise to the Company at its principal office or such other manner as the Company may direct, specifying the number of whole shares of Common Stock with respect to which the Stock Options are being exercised.  Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 10.8 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Plan Committee may establish) all or part of such exercise price by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of exercise of the Stock Options equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Plan Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Options and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.  Subject to rules established by the Plan Committee, the withholdings required by Section 10.8 hereof may be satisfied by the Company withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the Stock Options equal to or less than the withholding required by Section 10.8 hereof.

(e)                             Repricing Prohibited.  Subject to Sections 5.5, 7.3 and 10.7, outstanding Stock Options granted under this Plan shall not be repriced.

5.4       STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights may be granted to Participants either alone (“freestanding”) or in tandem with other Awards, including Performance Awards, Stock Options and Restricted Stock.  Stock Appreciation Rights granted in tandem with Incentive Stock Options must be granted at the same time as the Incentive Stock Options are granted.  Stock Appreciation Rights granted in tandem with any other Award may be granted at any time prior to the earlier of the exercise or expiration of such Award.  Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options.  The Plan Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan.  Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 5.3 for Stock Options, including the requirements of 5.3(a), (b) and (e) regarding the maximum period, minimum price and prohibition on repricing.

5.5       CHANGE IN CONTROL.  In the event of a Change in Control:

(a)       If the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Stock Options and Stock Appreciation Rights have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under this Plan or replaces the Participant’s outstanding Stock Options and Stock Appreciation Rights with stock options and stock appreciation rights having substantially the same value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Stock Options and Stock Appreciation Rights immediately prior to the Change in Control (collectively, an “Equitable Assumption or Replacement”), then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control the Participant’s employment:

(i)         is terminated without “Cause”, which for purposes of this Section 5.5 shall mean (x) willful and continued failure to substantially perform the Participant’s duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure, or (y) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its successor;

(ii)        terminates with “Good Reason”, which for purposes of this Section 5.5 shall mean any material diminution of the Participant’s position,

authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant’s position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant’s aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant’s employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant’s principal work site immediately prior to the Change in Control; or

(iii)       terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

(b)                           If there is no Equitable Assumption or Replacement, then without any action by the Plan Committee or the Board, each outstanding Stock Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Plan Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan.  The amount payable with respect to each share of Common Stock subject to an affected Stock Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Stock Option or Stock Appreciation Right.  After such a determination by the Plan Committee, each Stock Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

ARTICLE VI

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.1      RESTRICTION PERIOD.  At the time an Award of Restricted Stock or Restricted Stock Units is made, the Plan Committee shall establish the terms and conditions applicable to such Award, including the period of time (the “Restriction Period”) during which certain restrictions established by the Plan Committee shall apply to the Award.  The Restriction Period shall not be less than three years, provided, however, that for Awards to non-employee directors of the Company, the terms of the Award may allow for the ratable release of the restrictions over a minimum period of one year. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Plan Committee. Except as permitted or pursuant to Sections 6.4, 6.5 or 10.7 hereof, the Restriction Period applicable to a particular Award shall not be changed.

6.2       RESTRICTED STOCK TERMS AND CONDITIONS.  Restricted Stock shall be represented by a stock certificate registered in the name of the Participant granted such Restricted Stock.  Such Participant shall have the right to enjoy all shareholder rights during the Restriction Period except that:

(a)                               The Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired.

(b)                              The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

(c)                               The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement.

(d)                              A breach of the terms and conditions established by the Plan Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon.

(e)                               Dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Participant’s account.  At the discretion of the Plan Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Plan Committee.

Provided, however, and the provisions of Section 6.4 to the contrary notwithstanding, in lieu of the foregoing, the Plan Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

6.3       PAYMENT FOR RESTRICTED STOCK.  A Participant shall not be required to make any payment for Restricted Stock unless the Plan Committee so requires.

6.4       FORFEITURE PROVISIONS.  Subject to Section 6.5, in the event a Participant terminates employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Plan Committee may provide for proration or full payout in the event of (a) a termination of employment because of normal or late retirement, (b) with the consent of the Plan Committee, early retirement or spin-off, (c) death, (d) total and permanent disability, as determined by the Plan Committee, (e) with the consent of the Plan Committee, termination of employment after 15 years of employment with the Company or a Subsidiary or any combination thereof, or (f) in the case of a non-employee director, a departure from the Board following the completion of the director’s term of office, all subject to any other conditions the Plan Committee may determine. Any Restricted Stock Unit that is not, in all cases, due and payable not later than the 15th day of the third month following the calendar year, or if later, the Company’s fiscal year, in which the Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning Section 409A of the Code, will be subject to the provisions of Appendix A.

6.5       CHANGE IN CONTROL.  In the event of a Change in Control, restrictions on a fraction of each Participant’s outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse.  The numerator of such fraction with respect to an Award shall be the number of months that have elapsed in the applicable Restriction Period prior to the Change in Control and the denominator shall be the number of months in such Restriction Period. Distribution of any shares not previously distributed shall be made within ten days after the Change in Control or later if so provided in the applicable Award agreement, a related deferral election or if applicable, Appendix A.

6.6       DEFERRAL OF RECEIPT OF RESTRICTED STOCK UNITS.  With the consent of the Plan Committee, a Participant who has been granted a Restricted Stock Unit may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Award.  The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Plan Committee.  The Plan Committee may, at any time and from time to time, but prospectively only, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. An election made prior to December 31, 2008 to defer receipt of any distribution associated with a Restricted Stock Unit relating to a Restriction Period ending after December 31, 2004 is subject to the provisions of Appendix A.

ARTICLE VII

SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

7.1       SHARES AVAILABLE.  Subject to the other provisions of this Article VII, the total number of shares available for grant as Awards pursuant to the Plan shall not exceed in the aggregate 81,000,000 shares of Common Stock.  (This limit includes the 44,000,000 shares that were originally made available under this Plan.)  Solely for the purpose of applying the limitation in the preceding sentence and subject to the replenishment and adjustment provisions of Sections 7.2 and 7.3 below:

(a)        each Award granted under this Plan prior to May 19, 2004 (the date the Plan was last approved by shareholders) shall reduce the number of shares available for grant by one share for every one share granted;

(b)        each Stock Option or Stock Appreciation Right granted under this Plan on or after May 19, 2004 shall reduce the number of shares available for grant by one share for every one share granted;

(c)        each Award granted under this Plan on or after May 19, 2004 that may result in the issuance of Common Stock, other than a Stock Option, Stock Appreciation Right, or Dividend Equivalent, shall reduce the number of shares available for grant by two shares for every one share granted;

(d)        each Dividend Equivalent that the Corporation has determined may result in the issuance of Common Stock shall reduce the number of shares available for grant by two shares for every share that would be issuable if the accumulated value of the Dividend Equivalent were converted into Common Stock at Fair Market Value, but such reduction shall only occur if the corresponding dividends payable to shareholders were paid in cash; and

(e)        if Awards are granted in tandem, so that only one of the Awards may actually be exercised, only the Award that results in the greater reduction in the number of shares available for grant shall result in a reduction of the shares so available, and the other Award shall be disregarded.

Shares available for grant under the Plan may be authorized and unissued shares, treasury shares held by the Company or shares purchased or held by the Company or a Subsidiary for purposes of the Plan, or any combination thereof.  Shares issued upon assumption or conversion of outstanding stock-based awards granted by an acquired company shall be disregarded in applying the limitation set forth in this Section 7.1.

7.2       SHARES AGAIN AVAILABLE.  In the event all or any portion of an Award is forfeited or cancelled, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the shares subject to the Award in connection with the exercise or settlement of such Award, the number of shares not issued that were deducted for such Award pursuant to Section 7.1 above shall be restored and may again be used for Awards under the Plan. If a Participant uses shares of Common Stock to pay a purchase or exercise price or tax withholding, either by having the Company withhold shares or tendering shares (either actually or by attestation), an equal number of such shares shall be restored and may again be used for Awards under the Plan.  In addition, shares may be reacquired on the open market by the Company using the Cash Proceeds received by the Company from the exercise on or after May 19, 2004 of Stock Options granted under the Plan to restore an equal number of shares that may again be used for Awards under the Plan; provided, however, that the number of shares so restored does not exceed the number that could be purchased at Fair Market Value with the Cash Proceeds on the date of exercise of the Stock Option giving rise to such Cash Proceeds.

If one of the events described in the first sentence of the preceding paragraph occurs with respect to an award that was granted under a Prior Plan (as defined in Section 10.11) but was outstanding on May 19, 2004, the total number of shares available for grant under this Plan shall be increased by one share for each share subject to that award that is not issued.

Notwithstanding anything in this Section 7.2 to the contrary and solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any shares restored pursuant to this Section 7.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate the maximum aggregate number of shares that may be issued.

7.3       RELEVANT CHANGE ADJUSTMENTS.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) other than: (1) any distribution of securities or other property by the Company to shareholders in a spin-off or split-up that does not qualify as a tax-free spin-off or split-up under Section 355 of the Code (or any successor provision of the Code); or (2) any cash dividend (including extraordinary cash dividends), appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options and Stock Appreciation Rights, shall be made by the Plan Committee to give effect to such equity restructuring to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such adjustment shall be required to reflect the events described in clauses (1) and (2) above, or any other change in capitalization that does not constitute an equity restructuring, however such adjustment may be made: (x) if necessary to comply with Section 409A of the Code, the adjustment qualifies as a substitution or assumption under Treasury Regulation Section 1.424-1; and (y) the Plan Committee affirmatively determines, in its discretion, that such an adjustment is appropriate.

7.4       MAXIMUM PER PARTICIPANT AWARD.  During any consecutive thirty-six month period, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3:

(a)                             Stock Options and Stock Appreciation Rights for, in the aggregate, more than 4,000,000 shares of Common Stock;

(b)                            Performance Shares, Restricted Stock and Restricted Stock Units for, in the aggregate, more than 700,000 shares of Common Stock;

(c)                             A number of Dividend Equivalents greater than the number of shares of Common Stock the Participant could receive, earn or acquire in connection with the related stock-based Awards granted to the Participant; and

(d)                            Performance Units with a value exceeding $15,000,000.

In addition, during any consecutive thirty-six month period, no Participant who is a non-employee director may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3, more than 75,000 shares of Common Stock.  For purposes of applying the limits described in this Section 7.4, if Awards subject to the same limit are granted in tandem, so that only one of the Awards may actually be exercised, only one of the Awards shall be counted.

ARTICLE VIII

ADMINISTRATION

8.1       PLAN COMMITTEE.  The Plan will be administered by a committee of two or more members of the Compensation Committee of the Board who are appointed from time to time by the Board and who are outside, independent Board members who, in the judgment of the Board, are qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded.  Any member of the committee administering the Plan who does not satisfy or ceases to satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by such committee.  The Board may, at any time and in its complete discretion, remove any member of such committee and may fill any vacancy on such committee.

8.2       POWERS.  The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan.  Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

8.3       INTERPRETATION.  All questions arising under the Plan, any Award agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

B-20

8.4         COMMITTEE PROCEDURE.  Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee.  A majority of all members of the Plan Committee shall constitute a “quorum” for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

8.5         DELEGATION.  The Plan Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Company for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ARTICLE IX

REDUCTION IN AWARDS

9.1         WHEN APPLICABLE.  Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Plan Committee (the “Auditor”) determines that each of (a) and (b) below are applicable.

(a)          Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments under the terms of the Company’s Officer Income Continuance Policy Statement, as amended), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

(b)          The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

9.2         REDUCED AMOUNT.  Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The “Reduced Amount” (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 9.2 shall be made after eliminations or reductions, if any, have been made under the Company’s Officer Income Continuance Policy Statement, as amended.

9.3         PROCEDURE.  If the Auditor determines that this Article IX is applicable to a Participant, it shall so advise the Plan Committee in writing. The Plan Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. Such notice shall also include a description of which and how much of the Awards shall be eliminated or reduced (as long as their aggregate present value equals the Reduced Amount). For purposes of this Article IX, Awards shall be reduced in the following order: (1) Stock Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, as determined under applicable IRS guidance; (2) pro rata among Awards that constitute deferred compensation subject to Section 409A of the Code; and (3) if a further reduction is necessary to reach the Reduced Amount, among the Awards that are not subject to Section 409A of the Code. Present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

9.4         CORRECTIONS.  As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made (“Overpayment”) or that additional payments or distributions which will have not been made could have been made (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

9.5         NON-CASH BENEFITS.  In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

9.6         DETERMINATIONS BINDING.  All determinations made by the Auditor under this Article IX shall be binding upon the Company, the Plan Committee and the Participant.

ARTICLE X

GENERAL PROVISIONS

10.1       AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of Incentive Stock Options or other income tax preferred stock options which may be authorized by federal law subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 7.3 hereof, or make any other change for which shareholder approval is required by law or under the applicable rules of the New York Stock Exchange.  No action taken pursuant to this Section 10.1 of the Plan shall, without the consent of the Participant, adversely affect any Awards which have been previously granted to a Participant except pursuant to Section 10.5 of the Plan.

10.2       NON-ALIENATION OF RIGHTS AND BENEFITS.  Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

10.3       NO RIGHTS AS SHAREHOLDER.  The granting of Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

10.4       LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY.  As illustrative only of the limitations of liability or obligation of the Company and not intended to be exhaustive thereof, nothing in the Plan shall be construed:

(a)          to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Plan Committee;

(b)          to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c)          to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or

(d)          to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Plan Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

10.5       GOVERNMENT REGULATIONS.  Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

10.6       NON-EXCLUSIVITY OF THE PLAN.  Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

10.7       REORGANIZATION.  In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company (for purposes hereof any such occurrence being referred to as an “Event”), the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

(a)          make appropriate provision for the protection of any outstanding stock-based Awards granted thereunder by the substitution on an equitable basis of appropriate stock, stock units, stock options or stock appreciation rights of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Awards.  Stock to be issued pursuant to such substitute awards shall be limited so that the excess of the aggregate fair market value of the shares subject to such substitute awards immediately after such substitution over the purchase price thereof (if any) is not more than the excess of the aggregate fair market value of the shares subject to such substitute awards immediately before such substitution over the purchase price thereof (if any); or

(b)          upon written notice to the Participant, declare that all Performance Awards granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock and Restricted Stock Units has been eliminated and that all outstanding Stock Options and Stock Appreciation Rights shall accelerate and become exercisable in full but that all outstanding Stock Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate.  In connection with any declaration pursuant to this Section 10.7(b), the Plan Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or Stock Appreciation Right that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or Stock Appreciation Right.  For purposes of this Section 10.7(b), “Event Proceeds Per Share” shall mean the cash plus the fair market value, as determined in good faith by the Plan Committee, of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the Event.

10.8       WITHHOLDING TAXES, ETC.  All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan.  All or a portion of such payment may, in the discretion of the Plan Committee and upon the election of the Participant, be made (a) by withholding from shares that would otherwise be delivered to the Participant a number of shares sufficient to satisfy the remaining required tax withholding or (b) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding.  No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

10.9       GENERAL RESTRICTION.  Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10.10    USE OF PROCEEDS.  The proceeds derived by the Company from the sale of the stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

10.11    PRIOR PLANS.  Notwithstanding the adoption of this Plan by the Board, the Company’s Executive Long Term Incentive Plan of 1981 and the Director Stock Option Plan of 1995, as the same have been amended from time to time (the “Prior Plans”), shall remain in effect, and all grants and awards heretofore made under the Prior Plans shall be governed by the terms of the Prior Plans. The Plan Committee shall not, however, make any additional grants pursuant to the Prior Plans.

10.12    DURATION OF PLAN.  This Plan shall remain in effect until the earliest of the following events occurs: (a) distribution of all shares of Common Stock subject to the Plan, (b) termination of this Plan pursuant to Section 10.1 hereof, or (c) May 19, 2014; provided, however, that Awards made before the termination or expiration of this Plan may be exercised, vested, settled or otherwise effectuated after such date in accordance with the terms of such Awards.

10.13    SEVERABILITY.  In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.14    GOVERNING LAW.  To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

10.15    HEADINGS.  The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

10.16    STOCK CERTIFICATES.  Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

APPENDIX A

A-1        PURPOSE AND EFFECT. This Appendix A to the Target Corporation Long-Term Incentive Plan modifies the terms of any deferred Performance Award and any Restricted Stock Unit that is subject to Section 409A of the Code that was awarded prior to December 31, 2008 and that is paid or payable after December 31, 2008. The provisions of this Appendix A will supersede any inconsistent terms of any award that is covered by this Appendix A. Awards covered by this Appendix A (collectively referred to herein as “Appendix A Awards”) include:

(a)  Any Performance Award deferred prior to December 31, 2008 for a Performance Period ending after December 31, 2004 (“Deferred Performance Share Unit”);

(b)  Any Restricted Stock Unit (other than a Deferred Restricted Stock Unit defined below) for which distribution is not, in all cases, due and payable not later than the 15th day of the third month following the calendar year, or if later, the Company’s fiscal year, in which the Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code; and

(c)  Any Restricted Stock Unit relating to a Restriction Period ending after December 31, 2004 for which an election was made prior to December 31, 2008 to defer receipt of any distribution associated with such Restricted Stock Unit (“Deferred Restricted Stock Unit”).

A-2        DEFINITIONS. The capitalized terms in this Addendum that are not defined below, shall have the same meaning as in the Agreement, or, if not defined in the Agreement, as defined in the Plan.

(a)  Company. For purposes of this Addendum, Company includes any person that would be treated as a single employer with the Company under Section 414(b) or 414(c) of the Code.

(b) Disabled. An employee Participant will be Disabled if, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, Participant (i) is unable to engage in any substantial gainful activity or (ii) is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. An employee Participant will be deemed to be Disabled if he or she is determined to be totally disabled by the Social Security Administration.

(c)  Termination of Employment. For purposes of determining an employee Participant’s entitlement to payment of an Appendix A Award, “Termination of Employment” means a severance of such Participant’s employment relationship with the Company, for any reason. For purposes of determining when a distribution will be made under Appendix A, a “Termination of Employment” will be deemed to occur if, based on the relevant facts and circumstances to the Participant, the Company and Participant reasonably anticipate that future services to be performed by the Participant for the Company will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36-month period. A bona fide leave of absence that is six months or less, or during which an individual retains a reemployment right, will not cause a Termination of Employment. In the case of a leave of absence without a right of reemployment that exceeds the time periods described in this paragraph, a Termination of Employment will be deemed to occur once the leave of absence exceeds six months. Notwithstanding the foregoing, a Termination of Employment shall not occur unless such termination also qualifies as a “separation from service,” as defined under Section 409A of the Code and related guidance thereunder.

(d)  Trust. Trust means the Target Corporation Deferred Compensation Trust, established by agreement dated January 1, 2005, by and between the Company and State Street Bank and Trust Company, as amended, or similar trust agreement.

A-3        PAYMENT OF EMPLOYEE PARTICIPANT’S RESTRICTED STOCK UNITS. The vested amount of an employee Participant’s Restricted Stock Units and Deferred Restricted Stock Units shall convert to shares of Common Stock and shall be issued to or on behalf of the Participant upon the earlier of the following:

(a)  the employee Participant’s death;

(b)  the date the employee Participant becomes Disabled;

(c)  for a Participant’s Deferred Restricted Stock Units, the later of the Vesting Date or the first day of the month next following the date that is six (6) months after the employee Participant’s Termination of Employment; and for a Participant’s Restricted Stock Units that are not Deferred Restricted Stock Units, the earlier of the Vesting Date or the first day of the month next following the date that is six (6) months after the employee Participant’s Termination of Employment; or

(d)  the termination and liquidation of employee Participant’s Restricted Stock Units or Deferred Restricted Stock Units under Section A-7 below.

Payments under Paragraphs (a), (b) and (c) will be made within 90 days of such distribution event and payment on account of Paragraph (d) will be made in accordance with Section A-7.

                A-4        PAYMENT OF NON-EMPLOYEE DIRECTOR PARTICIPANT’S RESTRICTED STOCK UNITS. The vested amount of a non-employee director Participant’s Restricted Stock Units shall convert to shares of Common Stock and shall be issued to or on behalf of the Participant upon the earlier of the following:

(a) the date of the Participant’s death; or

(b) the date the non-employee director Participant ceases to be a member of the Board of Directors of the Company, provided the Participant has ceased all contractual relationships as an independent contractor with the Company and has experienced a “separation from service” under Section 409A of the Code, provided further, if the Participant is a “specified employee,” as defined under Section 409A of the Code, on the date of his or her separation from service, payment will be suspended for six (6) months following the Participant’s separation from service, or, if earlier, until the Participant’s death.

A-5        PAYMENT OF DEFERRED PERFORMANCE AWARD.  The vested amount of the percentage of a Participant’s Deferred Performance Share Units shall convert to shares of Common Stock and shall be issued to or on behalf of a Participant as soon as practicable, but not more than 90 days, after the later of the following:

(a) the end of the Performance Period; or

(b) the first of the following events to occur:

(1)          the Participant’s death;

(2)          the date the Participant becomes Disabled;

(3)          the first day of the month next following the date that is six (6) months after the Participant’s Termination of Employment;

(4)          the fixed distribution date, if any, designated by the Participant pursuant to a written distribution election made in accordance with Plan procedures; or

(5)          the termination and liquidation of the Participant’s Deferred Performance Share units under Section A-7 below.

A-6        FUNDING UPON A CHANGE IN CONTROL. In the event a Change in Control causes the Trust to be funded, the Company shall:

(a)          determine the amount of the Company’s obligation to Participants who are entitled to a distribution of Appendix A Awards, by multiplying the number of Units earned as of the Change in Control by the Fair Market Value of one share of Common Stock on the date of the Change in Control;

(b)          credit the amounts determined in paragraph (a) to a bookkeeping account in the name of each applicable Participant;

(c)          on and after the date of the Change in Control, credit to such bookkeeping accounts investment earnings at an annual rate equal to the sum of the 10-Year United States Treasury Note rate plus 2%.  The 10-Year United States Treasury Note rate will be determined on the date of the Change in Control, or if no such rate is available on that date, the immediately preceding date such rate is available, and such rate will be reset each calendar quarter as necessary; and

(d)          transfer cash or other property to the Trust as provided under the Trust.  Such transfer shall be made to the extent permitted by, subject to, and in accordance with, the terms of the Trust.

A-7        AWARD TERMINATION AND LIQUIDATION ON ACCOUNT OF A CHANGE IN CONTROL.  Upon a Change in Control the Appendix A Awards will terminate and payment of all amounts under such Awards will be accelerated if and to the extent provided in this Section A-7.

(a)  The Appendix A Awards will be terminated effective as of the first date on which there has occurred both (i) a Change in Control under Section 2.4(a) and (ii) a funding of the Trust on account of such Change in Control (referred to herein as the “Appendix A termination effective date”) unless, prior to such Appendix A termination effective date the Board affirmatively determines that the Appendix A Awards will not be terminated as of such effective date. The Board will be deemed to have taken action to irrevocably terminate the Appendix A Awards as of the Appendix A termination effective date by its failure to affirmatively determine that the Appendix A Awards will not terminate as of such date.

(b)  The determination by the Board under paragraph (a) constitutes a determination that such termination will satisfy the requirements of Section 409A of the Code, including an agreement by the Company that it will take such additional action or refrain from taking such action as may be necessary to satisfy the requirements necessary to terminate and liquidate the Appendix A Awards under paragraph (c) below.

(c)  In the event the Board does not affirmatively determine not to terminate the Appendix A Awards as provided in paragraph (a), such termination shall be subject to either (1) or (2) as follows:

1.    If the Change in Control qualifies as a “change in control event” under Section 409A of the Code, payment of all Appendix A Awards will be accelerated and made in a lump sum as soon as administratively practicable but not more than 90 days following the Appendix A termination effective date, provided the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) have been satisfied.

2.    If the Change in Control does not qualify as a “change in control event” for purposes of Section 409A of the Code, payment of all Appendix A Awards will be accelerated and made in a lump sum as soon as administratively practicable but not more than 60 days following the 12 month anniversary of the Appendix A termination effective date, provided, the requirements of Treasury Regulation Section 1.409A-3(j)(4)(ix)(C) have been satisfied.

A-8        LIMITATIONS ON TRANSFER. Awards subject to this Appendix A may not be assigned or transferred by a Participant during their lifetime, other than to a former spouse incident to divorce if and to the extent required by a qualified domestic relations order and permitted under the terms of the applicable Award agreement, and the Awards shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or hypothecation, execution, attachment or similar process. Any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, hypothecate, charge or otherwise dispose of an Award in a manner contrary to the provisions hereof, and the levy of any attachment or similar process upon the awards, shall be null and void.

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 25, 2009. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET.

As a Registered Shareholder you can access this Target Corporation account online via:

www.bnymellon.com/shareowners/isd

BNY Mellon Shareowner Services, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account.

•                 View account status

•                 View certificate history

•                 View book-entry information

•                 View payment history for dividends

•                 Make address changes

•                 Obtain a duplicate 1099 tax form

•                 Establish/change your PIN

For Technical Information Call 1-877-978-7778
Monday-Friday between 9 a.m. – 7 p.m. Eastern Daylight Time

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.envisionreports.com/TGT

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

Proxy Solicited on Behalf of the Board of Directors for the May 28, 2009 Annual Meeting of Shareholders

Gregg W. Steinhafel, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on March 30, 2009, the record date for the Annual Meeting of Shareholders to be held on May 28, 2009, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2, 3 and 4 and AGAINST the proposal set forth in Item 5. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

YOUR VOTE IS IMPORTANT
Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet voting and telephone voting deadline is 1:00 p.m. Eastern Daylight Time on May 28, 2009

(continued on reverse side)

TARGET CORPORATION OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

TELEPHONE VOTING

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-732-6167, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 1:00 p.m. Eastern Daylight Time on May 28, 2009.

INTERNET VOTING

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 1:00 p.m. Eastern Daylight Time on May 28, 2009.

VOTING BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666.

COMPANY NUMBER

CONTROL NUMBER

☒ Please mark votes as in this example.

The Board of Directors Recommends a Vote “FOR” Items 1, 3 and 4 and “FOR” the Listed Nominees in Item 2:

		FOR	AGAINST	ABSTAIN

1. Determination that the number of directors constituting our Board of Directors shall be 12		☐	☐	☐

2. Election of Directors

Nominees:

		FOR	AGAINST	ABSTAIN

2a. Mary N. Dillon		☐	☐	☐

2b. Richard M. Kovacevich		☐	☐	☐

2c. George W. Tamke		☐	☐	☐

2d. Solomon D. Trujillo		☐	☐	☐

3.	Company proposal to ratify the appointment of Ernst & Young LLP as the Independent Registered public accounting firm	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Company proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan	☐	☐	☐

The Board of Directors Recommends a Vote “AGAINST” Item 5:

5.	Shareholder proposal regarding annual advisory vote on executive compensation	FOR	AGAINST	ABSTAIN
		☐	☐	☐

The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion with respect to any other matter that properly comes before the meeting.

Mark here if you would like your voting instructions to be confidential, in the event there is not a contested election, pursuant to the Target Corporation policy on confidential voting.	YES	NO
	☐	☐

Dated:	, 2009

Signature

Signature if held jointly

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.